-------------------------------------------------------------------------------

                           CONVERTIBLE SECURED NOTE, OPTION

                                     AND WARRANT

                                  PURCHASE AGREEMENT

                                     by and among

                                   SUPERGEN, INC.,

                              a California corporation,

                                 TAKO VENTURES, LLC,

                       a California limited liability company,

                                         and,

                     solely for purposes of Sections 5.3 and 5.5,

                                 LAWRENCE J. ELLISON,



                              dated as of June 17, 1997

-------------------------------------------------------------------------------

                                   TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
ARTICLE I     SALE AND PURCHASE OF SECURITIES. . . . . . . . . . . . . . . . 1

Section 1.    Sale and Purchase of Securities. . . . . . . . . . . . . . . . 1
        1.1   Conversion of Convertible Secured Note . . . . . . . . . . . . 2
        1.2   Conversion Price and Exercise Price. . . . . . . . . . . . . . 3
        1.3   Certain Adjustments. . . . . . . . . . . . . . . . . . . . . . 6
        1.4   No Future Funding Commitment or Obligation . . . . . . . . . . 8

ARTICLE II    CLOSING AND EXERCISE PROCEDURES. . . . . . . . . . . . . . . . 9

Section 2.    Closing Dates; Delivery. . . . . . . . . . . . . . . . . . . . 9
        2.1   Purchase of the Convertible Secured Note . . . . . . . . . . . 9
        2.2   Option Closings; Exercise of the Option. . . . . . . . . . . .10

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . .10

Section 3.    Representations and Warranties of the Company. . . . . . . . .10
        3.1   Organization, Standing and Power; Qualification. . . . . . . .11
        3.2   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .11
        3.3   Capitalization . . . . . . . . . . . . . . . . . . . . . . . .11
        3.4   Authority; No Conflicts; Approvals . . . . . . . . . . . . . .12
        3.5   Financial Statements . . . . . . . . . . . . . . . . . . . . .13
        3.6   Absence of Undisclosed Liabilities . . . . . . . . . . . . . .14
        3.7   Absence of Certain Changes or Events . . . . . . . . . . . . .14
        3.8   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
        3.9   Tangible Assets and Real Property. . . . . . . . . . . . . . .16
        3.10  Intellectual Property. . . . . . . . . . . . . . . . . . . . .16
        3.11  Product Liability. . . . . . . . . . . . . . . . . . . . . . .19
        3.12  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . .19
        3.13  Environmental Matters. . . . . . . . . . . . . . . . . . . . .19
        3.14  SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . .20
        3.15  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . .20
        3.16  Employees. . . . . . . . . . . . . . . . . . . . . . . . . . .21
        3.17  Interested Party Transactions. . . . . . . . . . . . . . . . .21
        3.18  Brokers or Finders . . . . . . . . . . . . . . . . . . . . . .22
        3.19  Compliance with Laws . . . . . . . . . . . . . . . . . . . . .22
        3.20  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .22
        3.21  Restrictions on Business Activities. . . . . . . . . . . . . .22
        3.22  No Misrepresentation . . . . . . . . . . . . . . . . . . . . .23

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF PURCHASER. . . . . . . . . .23

Section 4.    Representations and Warranties of Purchaser. . . . . . . . . .23
        4.1   Organization . . . . . . . . . . . . . . . . . . . . . . . . .23
        4.2   Authority. . . . . . . . . . . . . . . . . . . . . . . . . . .23
        4.3   Acquisition for Investment . . . . . . . . . . . . . . . . . .24
        4.4   Brokers or Finders . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE V     ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . .25

Section 5.    Additional Agreements. . . . . . . . . . . . . . . . . . . . .25
        5.1   Pre-Emption Right with Respect to Company Offerings. . . . . .25
        5.2   Stock Plans. . . . . . . . . . . . . . . . . . . . . . . . . .27
        5.3   Board Representation . . . . . . . . . . . . . . . . . . . . .27
        5.4   Certain Agreements of Directors, Officers and Key Employees
              of the Company . . . . . . . . . . . . . . . . . . . . . . . .29
        5.5   Standstill Provisions. . . . . . . . . . . . . . . . . . . . .29
        5.6   Financial Statements and Other Reports . . . . . . . . . . . .30
        5.7   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .31
        5.8   Public Announcements . . . . . . . . . . . . . . . . . . . . .31
        5.9   HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
        5.10  Certain Restrictions . . . . . . . . . . . . . . . . . . . . .32
        5.11  Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . .35
        5.12  Indemnification. . . . . . . . . . . . . . . . . . . . . . . .36
        5.13  Further Assurances . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE VI    REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . .38

Section 6.    Registration Rights. . . . . . . . . . . . . . . . . . . . . .38
        6.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .38
        6.2   Request for Registration . . . . . . . . . . . . . . . . . . .39
        6.3   Company Registration . . . . . . . . . . . . . . . . . . . . .41
        6.4   Form S-3 . . . . . . . . . . . . . . . . . . . . . . . . . . .42
        6.5   Obligations of the Company . . . . . . . . . . . . . . . . . .42
        6.6   Provision of Information . . . . . . . . . . . . . . . . . . .44
        6.7   Expenses of Demand Registration. . . . . . . . . . . . . . . .44
        6.8   Expenses of Company Registration . . . . . . . . . . . . . . .44
        6.9   Delay of Registration. . . . . . . . . . . . . . . . . . . . .45
        6.10  Indemnification. . . . . . . . . . . . . . . . . . . . . . . .45
        6.11  Reports Under the Exchange Act . . . . . . . . . . . . . . . .46
        6.12  Assignment of Registration Rights. . . . . . . . . . . . . . .47
        6.13  "Market Stand-Off" Agreement . . . . . . . . . . . . . . . . .47
        6.14  Termination of Registration Rights . . . . . . . . . . . . . .48
        6.15  No Inconsistent Agreements . . . . . . . . . . . . . . . . . .48

ARTICLE VII   CONDITIONS TO CLOSINGS . . . . . . . . . . . . . . . . . . . .48

Section 7.    Conditions to Closing. . . . . . . . . . . . . . . . . . . . .48
        7.1   Conditions to Purchaser's Obligation to Acquire the
              Convertible Secured Note . . . . . . . . . . . . . . . . . . .48
        7.2   Conditions to Company's Obligation to Issue the Convertible
              Secured Note . . . . . . . . . . . . . . . . . . . . . . . . .49
        7.3   Conditions to Issuance of Option Common. . . . . . . . . . . .50

ARTICLE VIII  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .51

Section 8.    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .51
        8.1   Access to Information. . . . . . . . . . . . . . . . . . . . .51
        8.2   Waivers and Amendments . . . . . . . . . . . . . . . . . . . .51
        8.3   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .51
        8.4   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .51

        8.5   Successors and Assigns . . . . . . . . . . . . . . . . . . . .51
        8.6   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .52
        8.7   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .52
        8.8   Severability . . . . . . . . . . . . . . . . . . . . . . . . .52
        8.9   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .52
        8.10  Interpretation . . . . . . . . . . . . . . . . . . . . . . . .53
        8.11  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .53
        8.12  Delays or Omissions. . . . . . . . . . . . . . . . . . . . . .53

Exhibit A - Convertible Secured Promissory Note
Exhibit B - Series 1 Warrant
Exhibit C - Series 2 Warrant
Exhibit D - Pledge and Security Agreement
Exhibit E - Confidentiality Agreement
Exhibit F - Shareholder Agreement
Exhibit G - Shareholder Agreement
Exhibit H - Opinion of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation

                         CONVERTIBLE SECURED NOTE, OPTION AND
                              WARRANT PURCHASE AGREEMENT


    THIS CONVERTIBLE SECURED NOTE, OPTION AND WARRANT PURCHASE AGREEMENT (the "AGREEMENT") is made as of June 17, 1997 by and among SUPERGEN, INC., a California corporation (the "COMPANY"), TAKO VENTURES, LLC, a California limited liability company ("PURCHASER"), and, solely for purposes of Sections 5.3 and 5.5, LAWRENCE J. ELLISON ("ELLISON").

    WHEREAS, Purchaser wishes to purchase, and the Company wishes to sell, certain securities convertible into or exercisable for shares of the Company's common stock, par value $.001 per share ("COMMON STOCK");

    NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

                                      ARTICLE I
                           SALE AND PURCHASE OF SECURITIES

    Section 1. SALE AND PURCHASE OF SECURITIES. On the terms and subject to the conditions set forth in this Agreement, the Company will issue and sell to Purchaser, and Purchaser will purchase:

                (a) a convertible secured promissory note (the "CONVERTIBLE SECURED NOTE") in the principal amount of fifteen million three hundred thousand dollars ($15,300,000) (the "PRINCIPAL AMOUNT"), in the form annexed hereto as EXHIBIT A;

                (b) an option to purchase (the "OPTION"), exercisable at any time or from time to time prior to the earlier of the date of the Notice of Demand (as defined in Section 1.1) and 5:00 p.m. Pacific Standard Time on January 31, 1998 (the "OPTION TERMINATION DATE"), in whole or in part, eight hundred fifty thousand (850,000) shares of Common Stock (such number to be adjusted pursuant to Section 1.3) (shares purchased pursuant to the Option are hereinafter referred to as the "OPTION COMMON"); and

                (c) warrants to purchase (the "WARRANTS"), at any time or from time to time, prior to the earlier of the date of the Notice of Demand (as defined in Section 1.1) and the tenth anniversary of the date of this Agreement, in whole or in part, a number of shares of Common Stock equal to one-half the sum of (i) the Option Common and (ii) the shares of Common Stock issued upon conversion in full of the Convertible Secured Note (subject, in each case, to adjustment in accordance with Sections 1.2(b) and 1.3 of this Agreement, and subject further to the provisions of Section 2.1(b) which shall govern the number and series of Warrants issued to Purchaser at the Note Closing). Warrants to purchase 500,000 shares of Common Stock shall be denominated as Series 1 Warrants (the "SERIES 1 WARRANTS") and shall have the rights set forth in the form of Series 1 Warrant attached hereto as EXHIBIT B, and the remaining Warrants shall be denominated as Series 2 Warrants (the "SERIES 2 WARRANTS") and shall have the rights set forth in the form of Series 2 Warrant attached hereto as EXHIBIT C.

          1.1 CONVERSION OF CONVERTIBLE SECURED NOTE. At Purchaser's election, upon delivery to the Company of a written notice of demand for repayment (a "NOTICE OF DEMAND") in accordance with the provisions of Section
8.7 at any time prior to 5:00 p.m. Pacific Daylight

Savings Time on the earlier of (i) July 25, 1997 and (ii) the execution and delivery of a definitive transaction agreement to the effect described in the letter of Purchaser to the Company of even date herewith (the "TRIGGER TRANSACTION"), the principal terms of which having been timely communicated by the Company to Purchaser as provided in Section 1.1(a) (the "CONVERSION TIME"), the Principal Amount of the Convertible Secured Note shall be immediately due and payable by the Company to Purchaser, in full, without interest, and shall be paid by the Company by wire transfer of immediately available funds, to the account specified by Purchaser in the Notice of Demand, on the next business day after delivery of the Notice of Demand. In the absence of a Notice of Demand delivered within the applicable time period, (a) the Convertible Secured Note shall automatically be converted, to the maximum extent permitted under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and any other applicable laws, effective at the Conversion Time, into a number of shares of Common Stock equal to the quotient of the Principal Amount divided by the Conversion Price (as hereinafter defined), rounded up to the nearest whole share and adjusted as provided in Sections 1.2(b) and 1.3; (b) a certificate for such shares of Common Stock shall forthwith be issued to Purchaser upon surrender of the Convertible Secured Note to the Company for cancellation (and, in the event of a partial conversion, reissuance of a replacement note in the same form in the applicable new principal amount); and (c) any unconverted portion of the Convertible Secured Note shall remain outstanding, without interest, until the expiration or early termination of the applicable waiting periods under the HSR Act and the receipt of any other required approvals under any other applicable laws (the "SECOND CONVERSION TIME"), at which time such unconverted portion shall automatically be converted into shares of Common Stock consistent with the provisions of clause (a) of this Section 1.1, and a certificate therefor shall be issued to Purchaser in accordance with the provisions of clause (b) of this Section 1.1, unless a Material Adverse Effect (as defined in Section 3.1) shall have occurred at or prior to the Second Conversion Time or there shall exist at the Second Conversion Time any fact or circumstance which would reasonably be expected to result in a Material Adverse Effect, in which event the Company shall so notify Purchaser and the remaining unconverted portion of the Convertible Secured Note shall not be converted into shares of Common Stock, but, at Purchaser's election, shall be surrendered to the Company for cancellation and simultaneously with such surrender the then-outstanding principal amount thereof shall be repaid by the Company to Purchaser by wire transfer of immediately available funds to an account designated by Purchaser. In the event that any portion of the Convertible Secured Note shall remain unconverted on the Option Termination Date because the applicable waiting period(s) under the HSR Act have not expired or been terminated or required approvals under applicable laws have not been received, the Convertible Secured Note (or any replacement note issued pursuant to this Section 1.1) shall be surrendered to the Company for cancellation promptly following the Option Termination Date, and simultaneously with such surrender the then-outstanding principal amount thereof shall be repaid by the Company to Purchaser by wire transfer of immediately available funds to an account designated by Purchaser. Upon such cancellation, conversion in full or repayment, the Company shall have no further obligations to Purchaser pursuant to the Convertible Secured Note and any replacement note issued pursuant to this Section 1.1. The Common Stock issuable upon conversion of the Convertible Secured Note is hereinafter referred to as the "INITIAL COMMON".

         (a) TRIGGER TRANSACTION: The principal terms of the proposed Trigger Transaction shall be communicated by the Company to Purchaser not less than twenty four (24) hours prior to the execution and delivery of a definitive agreement with respect to such Trigger Transaction. Such communication may be made in any reasonable manner, including telephonically.
 No Notice of Demand shall be given after the execution and delivery of a definitive transaction agreement providing for a Trigger Transaction, and no Notice of Demand given after the execution and delivery of a definitive transaction agreement providing for a Trigger Transaction shall have any force or effect.

          1.2   CONVERSION PRICE AND EXERCISE PRICES.

                (a) Subject in each case to adjustment in accordance with the provisions of Sections 1.2(b) and 1.3, the conversion price for each share of Initial Common shall be nine dollars ($9.00) per share (the "CONVERSION PRICE"). Subject to adjustment in accordance with the provisions of Section 1.3, the purchase price for each share of Common Stock purchased upon exercise of the Option shall be nine dollars ($9.00) (the "OPTION EXERCISE PRICE"). Subject to adjustment in accordance with the applicable provisions of this Agreement and the terms of the Warrants, the purchase price for each share of Common Stock purchased upon exercise of any of the Warrants shall be thirteen dollars fifty cents ($13.50) per share (the "WARRANT EXERCISE PRICE").

                (b) Subject to the limitations set forth in Section 1.2(c), if at any time or from time to time during the two-year period immediately following the Note Closing Date (as defined below) the Company shall sell or issue shares of Common Stock, or if the Company shall agree in such two-year period to sell or issue shares of Common Stock and thereafter shall sell any shares of Common Stock pursuant to such agreement either within such two-year period or at any time in the six months immediately following such two-year period, to any person other than Purchaser or a majority-owned and controlled affiliate of Purchaser at a price less than nine dollars ($9.00) per share (as the same may be adjusted from time to time pursuant to Section 1.3) (each such price, a "LESSER PRICE"; the shares sold at such Lesser Price, the "LESSER PRICE SHARES"; and the number of shares sold at each such Lesser Price, the "LESSER PRICE SHARE NUMBER"), then (i) the Conversion Price for a number of shares of Initial Common equal to the applicable Lesser Price Shares Number shall be reduced to the applicable Lesser Price; (ii) the aggregate number of shares of Initial Common issuable upon conversion of the Convertible Secured Note shall thereupon automatically be increased to reflect such reduction in the Conversion Price (and additional shares of Initial Common shall forthwith be issued to Purchaser if the Convertible Secured Note shall already have been converted either in whole or in part into Initial Common); and (iii) the Warrant Exercise Price for a number of shares of Common Stock equal to one-half the applicable Lesser Price Share Number shall thereupon automatically be reduced so as to equal 150% of such Lesser Price (and additional shares of Common Stock shall forthwith be issued to the Warrant holder to the extent that any Warrant shall theretofore have been exercised); PROVIDED, that, if the cumulative number of shares of Company Common Stock sold or issued (or agreed to be sold or issued) by the Company at any Lesser Price during such two-year period shall exceed 50% of the number of shares of Initial Common issuable upon conversion in full of the Convertible Secured Note (without giving effect to the provisions of this Section 1.2(b)), then (A) the Conversion Price for all shares of Common Stock issuable (or therefore issued) pursuant to the Convertible Secured Note shall thereupon automatically be reduced so as to equal the weighted average of such Lesser Prices relating to all of such Lesser Price Shares (the "WEIGHTED AVERAGE PRICE"); (B) the aggregate number of shares of Initial Common issuable upon conversion of the Convertible Secured Note shall be thereupon automatically be increased to reflect such reduction in the Conversion Price (and additional shares of Initial Common shall forthwith be issued to Purchaser if the Convertible Secured Note shall already have been converted either in whole or in part into Initial Common); (C) the Warrant Exercise Price for all shares of Common Stock purchasable (or theretofore purchased) pursuant to the Warrants shall thereupon automatically be reduced so as to equal 150% of such Weighted Average Price (and additional shares of Common Stock shall forthwith be issued to the Warrant holder to the extent that any Warrant shall theretofore have been exercised); and (D) the Option Exercise Price for all shares of Option Common theretofore purchased pursuant to the Option shall be reduced to such Weighted Average Price and additional shares of Option Common shall forthwith be issued to Purchaser. The provisions of clauses (A) and (B) of this

Section 1.2(b) shall be applicable to all shares of Common Stock issued or issuable pursuant to the Convertible Secured Note, and the provisions of clause (C) of this Section 1.2(b) shall be applicable to all shares of Common Stock issued or issuable pursuant to the Warrants, in each case including shares previously adjusted pursuant to clauses (i), (ii) or (iii) of this
Section 1.2(b). In the event of successive sales or issuances of Common Stock at Lesser Prices, (X) successive adjustments shall be made to the Conversion Price and the Warrant Exercise Price pursuant to clauses (i) through (iii) of this Section 1.2(b), and each successive adjustment pursuant to such clauses (i) through (iii) shall be applied to shares that have not previously been adjusted pursuant to such clauses, and (Y) successive adjustments may be made to the Weighted Average Price and may either increase or decrease any previously applicable Weighted Average Price, but no adjustment to the Weighted Average Price, the Conversion Price or the Warrant Exercise Price under any provision of this Section 1.2(b) shall be applied so as to require the cancellation or return by Purchaser of any shares of Common Stock theretofore issued to Purchaser or otherwise to affect Purchaser's entitlement to and retention of such previously issued shares. No adjustment pursuant to clauses (i) through (iii) of this Section 1.2(b) shall be applied so as to increase the Conversion Price or the Warrant Exercise Price with respect to any shares of Common Stock covered by the Convertible Secured Note or the Warrants; no adjustment under any provision of this Section 1.2(b) shall be applied so as to increase the Option Exercise Price; and in no event shall any cash refund be paid to Purchaser pursuant to any adjustment of the Conversion Price, the Option Exercise Price or the Warrant Exercise Price pursuant to this Section 1.2(b). The Company shall notify Purchaser of each sale or issuance of, and each agreement to sell or issue, Common Stock at a Lesser Price within five business days after the consummation of such sale or the execution of such agreement.

                (c)   Notwithstanding any other provision of this Agreement,
Section 1.2(b) shall not apply to the following sales and issuances of Common
Stock:

         (i) Common Stock issued to employees, officers, directors and consultants pursuant to any stock option plan, stock inventive or purchase plan or agreement approved by the Board of Directors of the Company, subject to the limitations set forth in Section 5.2;

         (ii) Common Stock issued pursuant to or upon exercise or conversion of securities issued in connection with a merger, consolidation, share exchange, or other reorganization or business combination, approved by Tako (whose approval shall not be unreasonably withheld), involving the Company, in which the Company is the acquiring corporation or shareholders of the Company immediately prior to such merger, consolidation or other reorganization or business combination own securities with a majority of the voting power of the resulting entity (including, but not limited to, the proposed merger of the Company into a wholly-owned Delaware subsidiary of the Company in connection with a proposed reincorporation of the Company in Delaware, on the terms set forth in the Company's proxy statement dated April 25, 1997);

         (iii)  Common Stock, in an aggregate amount up to five percent
    (5%) of the Company's outstanding Common Stock as of the date hereof, issued pursuant to or upon exercise or conversion of securities issued in connection with (A) any equipment financing in an amount in excess of $250,000 or (B) any technology licensings, drug product licensings, research or development agreements or asset acquisitions approved by the Board of Directors;

         (iv) Common Stock issued upon exercise of securities issued pursuant to rights distributed to holders of Common Stock generally;

         (v) Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company;

         (vi)   Common Stock issued upon conversion of Company Preferred
    Stock; and

         (vii) Common Stock issued pursuant to the exercise of any stock options or warrants or any other rights to acquire shares of Common Stock (including, but not limited to, the warrants issued in connection with the Company's initial public offering) outstanding on the date hereof.

Notwithstanding any other provision of this Agreement, the provisions set forth in Section 1.2(b) shall terminate upon the earlier of: (i) the Company's sale of all or substantially all of its assets, (ii) a merger, consolidation, share exchange, or other reorganization or business combination involving the Company in which the Company is not the surviving corporation or shareholders of the Company immediately prior to such merger, consolidation, share exchange or other reorganization or business combination own less than fifty percent (50%) of the voting capital stock of the resulting entity or (iii) the second anniversary of the Note Closing.

         1.3 CERTAIN ADJUSTMENTS. The following adjustments shall apply to the then-unconverted portion (if any) of the Convertible Secured Note and the then-unexercised portion (if any) of the Option.

               (a) In the event that the Company shall (i) pay a dividend in, or make a distribution of, shares of capital stock or other securities (including, without limitation, any rights or options to subscribe to or purchase any additional shares of any class of its capital stock, any evidence of its indebtedness or assets, or any other rights or options) on its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of such shares or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable pursuant to the Option and the total number of shares issuable upon conversion of the Convertible Secured Note shall be adjusted so that Purchaser shall be entitled to receive at the same aggregate Conversion Price and Option Exercise Price the number of shares of capital stock and other securities (of one or more classes) which Purchaser would have owned or would have been entitled to receive immediately following the happening of any of the events described above had Purchaser acquired all shares of Common Stock purchasable under the then-unexercised portion of the Option and issuable upon conversion of the then-unconverted portion of the Convertible Secured Note, in full, immediately prior to the record date with respect to such event. Any adjustment made pursuant to this Section 1.3(a) shall, in the case of a dividend or distribution of Common Stock or other securities of the Company, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Section 1.3(a), Purchaser shall become entitled to receive shares or other units of two or more classes of capital stock or other securities of the Company upon a subsequent conversion under the Convertible Secured Note or a subsequent exercise of purchase rights under the Option, the Board of Directors of the Company (whose reasonable determination shall be conclusive and, upon request by Purchaser, shall be evidenced by a certified Board resolution delivered to Purchaser) shall determine the allocation of the adjusted purchase price or exercise price between or among shares of such classes of capital stock.

               (b) In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Section 1.3(a) above or Section 1.3(c) below), Purchaser shall be entitled to receive, in substitution for the Common Stock to which Purchaser would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that Purchaser would have been entitled to receive at the same aggregate Conversion Price or Option Exercise Price upon such reorganization or reclassification if Purchaser had acquired all shares of Common Stock issuable upon conversion of the Convertible Secured Note and purchasable under the Option, in full, immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose reasonable determination shall be conclusive and, upon request by Purchaser, shall be evidenced by a certified Board resolution delivered to Purchaser) shall be made for the application of this Section 1.3(b) with respect to the rights and interests thereafter of Purchaser (including but not limited to the allocation of the purchase or exercise price between or among shares of classes of capital stock or other securities), to the end that this Section 1.3(b) (including the adjustments of the number of shares of Common Stock or other securities purchasable and the purchase or exercise price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent conversions and purchases pursuant to this Agreement for any shares or securities or other property (or cash) thereafter deliverable upon the conversion or purchase thereof.

              (c) In the event of any consolidation or share exchange reorganization of the Company with, or merger of the Company into, another corporation (other than a consolidation, share exchange reorganization or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, the entity formed by such consolidation, share exchange reorganization, or merger or the person which shall have acquired such property, as the case may be, shall execute and deliver to Purchaser a supplemental agreement providing that Purchaser shall have the right thereafter (until the expiration of all conversion rights under the Convertible Secured Note and all purchase rights under the Option) to receive, pursuant to such supplemental agreement, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, share exchange reorganization, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company which Purchaser might have acquired pursuant to the Convertible Secured Note and Option immediately prior to such consolidation, share exchange reorganization, merger, sale or transfer. Such supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 1.3(c).

              (d) For the purpose of this Section 1.3, the term "COMMON STOCK" shall mean (i) the class of stock designated as Common Stock in the Restated Articles of Incorporation of the Company (the "RESTATED ARTICLES"), at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock. In the event that at any time as a result of an adjustment made pursuant to this
Section 1.3, Purchaser shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable pursuant to this Agreement or any of the other documents required to be executed and delivered by the Company hereunder (the "TRANSACTION DOCUMENTS") shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 1.3, and all other provisions of this Agreement and the other Transaction Documents with respect to the Common Stock shall apply on like terms to any such other shares.

              (e) Whenever the number of shares of Common Stock purchasable pursuant to the Option or issuable upon conversion of the Convertible Secured
Note is adjusted
as provided in this Section 1.3, the Conversion Price and Option Exercise Price, respectively, for each share of Common Stock payable upon such exercise or conversion shall be adjusted by multiplying such purchase price or exercise price, as the case may be, immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable pursuant to the then-unexercised portion of the Option or issuable upon conversion of the then-unconverted portion of the Convertible Secured Note immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable or issuable immediately thereafter.

              (f) The provisions of Section 1.3 shall apply similarly to successive stock dividends, subdivisions and combinations; successive reorganizations or recapitalizations; and successive consolidations, share exchange reorganizations, mergers, sales and transfers.

        1.4 NO FUTURE FUNDING COMMITMENT OR OBLIGATION. Nothing in this Agreement or any of the other Transaction Documents shall be construed as a commitment or obligation of any kind on the part of Purchaser or any of its members to provide any funding or other property or resources of any kind to the Company or any of its Subsidiaries, principals or affiliates, currently or at any time in the future, except as expressly set forth in Section 2.1(b)(i) of this Agreement. Except as expressly set forth in Section 2.1(b)(i) of this Agreement, no future commitment or obligation of any kind on the part of Purchaser or any of its members to provide any funding or other property or resources of any kind shall be created or effective unless it is in a signed written instrument, manually signed by or on behalf of Purchaser or such member and delivered to the Company by Purchaser or by such member, and the Company shall not rely on any other writing, or on any alleged or actual oral statements, assurances or promises, or any electronic mail, to create or effect any such commitment or obligation. 1.5

                                      ARTICLE II
                           CLOSING AND EXERCISE PROCEDURES

    Section 2.  CLOSING DATES; DELIVERY.

          2.1   PURCHASE OF THE CONVERTIBLE SECURED NOTE.

                (a) TIME AND PLACE OF CLOSING. The closing of the purchase and sale of the Convertible Secured Note (the "NOTE CLOSING") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050 at 10:00 a.m. on June 17, 1997, or at such other time and place as the Company and Purchaser shall agree upon in writing (the "NOTE CLOSING DATE").

                (b) DELIVERY. At the Note Closing, (i) Purchaser shall deliver the sum of fifteen million three hundred thousand dollars ($15,300,000), less the amount of expenses payable to Purchaser by the Company pursuant to Section 8.9, and (ii) the Company shall deliver to Purchaser (A) the Convertible Secured Note, duly executed by the Company, registered in the name of Purchaser and bearing the applicable legend(s) set forth in Section 5.11, (B) a Pledge and Security Agreement, in the form set forth in EXHIBIT D hereto, duly executed by the Company, (C) a Series 1 Warrant and a Series 2 Warrant, in each case duly executed by the Company and registered in the name of Purchaser, entitling Purchaser to purchase, in the aggregate, 850,000 shares of Common Stock (subject to adjustment as set forth therein), and (D) the indemnification agreement between the Company and Ellison contemplated by Section 5.3(c), effective as of the election of Ellison to the Board of Directors of the Company, duly executed by the Company. The Series 1 Warrant delivered to Purchaser at the Note Closing shall entitle Purchaser to purchase, on the terms and subject to the conditions set forth therein, 500,000 shares of Common Stock (subject to adjustment as set forth therein). The Series 2 Warrant delivered to Purchaser at the Note Closing shall entitle Purchaser to purchase, on the terms and subject to the conditions set forth therein, 350,000 shares of Common Stock (subject to adjustment as set forth therein).

         2.2  OPTION CLOSINGS; EXERCISE OF THE OPTION.

              (a) EXERCISE. The Option may be exercised by Purchaser, in whole or in part, at any time or from time to time prior to 5:00 p.m. California time on the Option Termination Date. In the event that Purchaser wishes to exercise the Option, Purchaser shall deliver to the Company written notice (an "EXERCISE NOTICE") specifying the total number of shares of Common Stock, up to the number of such shares provided by Section 1(b), that Purchaser wishes to purchase. Notwithstanding the expiration or termination of the Option, Purchaser shall be entitled to receive the shares of Common Stock with respect to which Purchaser had delivered an Exercise Notice prior to 5:00 p.m. on the Option Termination Date.

              (b) OPTION CLOSINGS. Each closing of a purchase of shares of Common Stock under the Option (an "OPTION CLOSING") shall occur at the offices of the Company at 9:00 a.m. California time (or such other time and place as may be agreed by the parties) on a date designated by Purchaser in an Exercise Notice delivered not less than five (5) and not more than twenty (20) business days prior to the date of such Option Closing (the "OPTION CLOSING DATE"). At each Option Closing: (i) the Company shall deliver to Purchaser or its designee (A) a single certificate representing the number of shares of Common Stock designated by Purchaser for purchase in the applicable Exercise Notice (the "OPTION EXERCISE NUMBER"), such certificate to be registered in the name of Purchaser and to bear the legend set forth in Section 5.11, and (B) a Series 2 Warrant, registered in the name of Purchaser, entitling Purchaser to purchase, on the terms set forth therein, a number of shares of Common Stock (subject to adjustment as set forth therein) equal to one half the Option Exercise Number; and (ii) Purchaser shall deliver the aggregate Option Exercise Price for the shares of Common Stock so designated for purchase to the Company in cash (in immediately available funds). Upon request by Purchaser, the Option Closing Date will be deferred as reasonably necessary until the conditions to consummation of the Option Closing and the Company's obligation to issue the Option Common at such Option Closing pursuant to Section 7.3 are satisfied (if such conditions are capable of being satisfied).


                                     ARTICLE III
                            REPRESENTATIONS AND WARRANTIES
                                    OF THE COMPANY

    Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as disclosed in the Company SEC Reports (as defined in Section 3.14) or as set forth in the disclosure schedule delivered by the Company to Purchaser on or before the date of this Agreement (which disclosure schedule shall be organized into numbered sections corresponding with the section numbers of this Agreement) (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Purchaser as follows:

           3.1 ORGANIZATION, STANDING AND POWER; QUALIFICATION. The Company and each Subsidiary (as defined in Section 3.2 below) thereof are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, have all requisite corporate power to own, lease and operate their property and to carry on their businesses as now being conducted and as proposed to be conducted, and are duly qualified to do business and are in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the business, assets (including intangible assets), properties, liabilities (contingent or otherwise), financial condition, operations, or results of operation of the Company or its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). Except for the shares held by the Company listed in Section 3.1 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. The Company has delivered true and correct copies of the Restated Articles and Bylaws, as amended (the "BYLAWS"), of the Company to Purchaser. The Company is not in violation of any of the provisions of the Restated Articles or Bylaws.

          3.2   SUBSIDIARIES.

                (a) For purposes of this Agreement, "SUBSIDIARY" means, with respect to any party, any corporation, limited liability company, partnership, joint venture, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

                (b) Section 3.2 of the Company Disclosure Schedule sets forth a list of all Subsidiaries of the Company, including the name of such Subsidiary and the jurisdiction in which such Subsidiary is organized.
Except as set forth in Section 3.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary are owned by the Company and are validly issued, fully paid, and nonassessable, and there are no outstanding subscriptions, options, call contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants with respect to any such Subsidiary's capital stock, including any right obligating any such Subsidiary to issue, deliver, or sell additional shares of its capital stock.

          3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.001 par value, and 2,000,000 shares of preferred stock, $.001 par value ("PREFERRED STOCK"). As of June 10, 1997, there were 17,009,292 shares of Common Stock issued and outstanding and there were no issued and outstanding shares of Preferred Stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable state and federal laws concerning the issuance of securities, and are not subject to any preemptive or similar rights. The Company has reserved 2,431,550 shares of Common Stock for issuance under the Company's 1993 Stock Plan and 250,000 shares for issuance under the 1996 Director's Stock Option Plan and 294,000 shares for issuance under other stock option plans and agreements, stock purchase plans and agreements, stock bonus plans and agreements, or other similar arrangements established for employees, directors or consultants of the Company (together with the 1993 Stock Plan and the 1996 Director's Stock Option Plan, the "STOCK PLANS"). In addition, the Company has reserved 4,205,402 shares of Common Stock for issuance upon exercise of outstanding warrants. Except for such shares of Common Stock reserved for issuance under such warrants and under the Company Stock Plans, and except for shares reserved for issuance pursuant to the Convertible Secured Note, the Option and the Warrants, there are no outstanding options, warrants, rights (including conversion and preemptive rights or rights of first refusal), or other agreements to issue or purchase any shares of Common Stock or Preferred Stock of the Company. Except as set forth in Section 3.3 of the Company Disclosure Schedule, the Company has not granted or otherwise promised registration rights to any holder of the Company's securities. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and its Subsidiaries, any of the Company's shareholders is a party or subject to any agreement or understanding between any persons or entities which affects or relates to the voting or giving of written consents
(x) with respect to any securities or (y) by any director of the Company or any of its Subsidiaries.

          3.4   AUTHORITY; NO CONFLICTS; APPROVALS.

                (a) The Company has all requisite corporate power and authority to enter into this Agreement and the other documents required to be executed and delivered by the Company hereunder (collectively, the "TRANSACTION DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company, and no other corporate or shareholder action or proceedings on the part of the Company, its shareholders or directors are necessary to authorize the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

                (b) The execution and delivery by the Company of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation of or breach of any provision of the Restated Articles or Bylaws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any benefit under any license, assignment, note, mortgage, indenture, lease, contract or other agreement or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties or assets may be bound, (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation or any material permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (ii) for such violations, breaches, defaults, rights of termination, cancellation or acceleration, or losses of benefits which would not be reasonably likely to have a Material Adverse Effect.

                (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except that the filing of one or more notification and report forms under the HSR Act may be required with respect to the acquisition by Purchaser of certain of the shares of Common Stock issuable upon conversion of the Convertible Secured Note and purchasable pursuant to the Option, the Warrants, and Section 5.1 of this Agreement, and except for (i) the filing by the Company of one or more registration statements with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to Article VI, (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect.

                (d) The shares of Common Stock issuable upon conversion of the Convertible Secured Note and upon exercise of the Option and Warrants, when issued in accordance with the terms of this Agreement and upon receipt by the Company of the applicable Conversion Price, Option Exercise Price and Warrant Exercise Price, will be duly authorized, validly issued, fully paid and non-assessable.

          3.5 FINANCIAL STATEMENTS. The Company has delivered to Purchaser copies of the Company's audited consolidated financial statements (balance sheet, statement of operations, statement of shareholders' equity, and statement of cash flows) for the year ended December 31, 1996 and its unaudited consolidated financial statements (balance sheet, statement of operations, statement of shareholders' equity, and statement of cash flows) for the quarter ended March 31, 1997 (the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The Company Financial Statements present fairly in all material respects the financial position of the Company and its Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated.

          3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the balance sheet as of March 31, 1997 (the "COMPANY BALANCE SHEET") contained in the Company Financial Statements, (ii) liabilities specifically described in this Agreement or
Section 3.6 of the Company Disclosure Schedule, and (iii) normal or recurring liabilities incurred since March 31, 1997 in the ordinary course of business consistent with past practices that could not reasonably be expected to result in a Material Adverse Effect.

          3.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 3.7 of the Company Disclosure Schedule, and except as reflected in the Company Financial Statements, since March 31, 1997, the Company and its Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practices, and have not:

                (a) suffered any event or occurrence that has had or could reasonably be expected to have a Material Adverse Effect;

                (b) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares, except for purchases of stock from terminated non-officer employees in the ordinary course of business and in a manner consistent with past practices;

                (c) issued any shares of their capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock, except for issuances made in the ordinary course of business in arm's length transactions for value and in a manner consistent with past practices (including issuances made upon exercises and conversions of employee and director stock options);

                (d) made any material change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

                (e) sold, leased, abandoned or otherwise disposed of any real property or machinery, equipment or other operating property except in the ordinary course of business and in a manner consistent with past practices and in an amount that is not material to the Company and its Subsidiaries taken as a whole;

                (f) sold, assigned, transferred, licensed, pledged, or otherwise disposed of or encumbered any patent, trademark, trade name, brand name, Food and Drug Administration ("FDA") license or approval application, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset, except for non-exclusive licenses which were granted in the ordinary course of business and in a manner consistent with past practices and in an amount that is not material to the Company and its Subsidiaries taken as a whole;

                (g) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than the transactions contemplated by this Agreement and the other Transaction Documents; or

                (h) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets or rights under license to, or entered into any agreement or arrangement with any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business.

          3.8 TAXES. As used in this Agreement, the terms "TAX" and, collectively, "TAXES" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                (a) The Company and its Subsidiaries have prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its Subsidiaries or their operations with respect Taxes for any period ending on or before the Note Closing Date, and such Returns have been completed in all material respects in accordance with applicable law or an adequate reserve has been made for such Taxes on the Company Balance Sheet.

                (b) The Company and its Subsidiaries have (i) paid all Taxes shown to be payable on such Returns covered by Section 3.8(a), and (ii) withheld with respect to its employees all Taxes required to be withheld.

                (c) There is no Tax deficiency outstanding or assessed against the Company or any of its Subsidiaries that is not reflected as a liability on the Company Balance Sheet.

                (d) Neither the Company nor any of its Subsidiaries has any material liabilities for unpaid Taxes that have not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                (e) Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

                (f) Except as set forth in Section 3.8 of the Company Disclosure Schedule, neither the Internal Revenue Service ("IRS") nor any foreign, state, local or other taxing authority has, since the Company's inception, examined or is in the process of examining any Returns of the Company or any of its Subsidiaries. To the knowledge of the Company and its Subsidiaries, neither the IRS nor any foreign, federal, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional Taxes (or interest thereon or penalties in connection therewith).

          3.9 TANGIBLE ASSETS AND REAL PROPERTY. All material real property leases of the Company and its Subsidiaries ("MATERIAL LEASES") are in good standing, valid and effective in accordance with their respective terms, and neither the Company nor any of its Subsidiaries is in default under any of such leases, except where the lack of such good standing, validity and effectiveness or the existence of such default would not be reasonably likely to have a Material Adverse Effect. To the knowledge of the Company and its Subsidiaries, no other party to any of the Material Leases is in default under or in breach or violation of, nor is there any valid basis for any claim of default, breach or violation against any other party under any of the Material Leases or any other agreement or instrument to which any of the Material Leases is subject or subordinate except for such breaches, violations and defaults as would not be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

         3.10   INTELLECTUAL PROPERTY.

                (a) The Company and its Subsidiaries own or have the right to use, free and clear of all liens, claims and restrictions, all patents, patent applications, trademarks, trade names, services marks, and copyrights; all applications for and registrations of the foregoing; all licenses, trade secrets including know-how, inventions, designs, processes, clinical studies, formulae, methods, schematics, works of authorship, computer programs and technical data and information and rights with respect to the foregoing; and all clinical studies, drug approval or evaluation applications to the FDA or any other domestic or foreign regulatory authority ("APPLICATIONS"), designs, drawings, specifications, documentation, flow charts and diagrams incorporating, embodying or reflecting any product of the Company or any of its Subsidiaries at any stage of its development (a "COMPANY PRODUCT"), which are used in or necessary for the conduct of the business of the Company and its Subsidiaries as now conducted and, except as set forth in Section 3.10(a) of the Company Disclosure Schedule, as planned to be conducted (as set forth in the Company's Annual Report on Form 10-K for the year ended December 31,
1996) (all of which are referred to as the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing. To the knowledge of the Company and its Subsidiaries without having conducted any special infringement or patent search or other investigation, the Company's and its Subsidiaries' products and processes do not infringe any patent not licensed to the Company and its Subsidiaries held by any person, corporation or other entity. The Company and its Subsidiaries are not aware of any facts or information likely to have an adverse affect on the validity or enforceability of patents licensed by the Company and its Subsidiaries. The Company and its Subsidiaries have not received any communication alleging that the Company or any of its Subsidiaries have violated any of the patents, trademarks, services marks, trade names, copyrights, works of authorship, trade secrets or other proprietary rights and processes of any other person or entity. To the knowledge of the Company and its Subsidiaries, there are, and have been, no infringements by any third party of any of the Company Intellectual Property Rights. The Company and its Subsidiaries are not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, work of authorship, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                (b) Subject to (i) the receipt and terms of requisite governmental approvals, (ii) the geographic restrictions and royalty obligations disclosed in the Company's SEC Reports (as defined in Section
3.14 below) and the exhibits thereto, and (iii) the potential procurement by third parties of additional patents extending beyond the scheduled and anticipated expiration dates of previously disclosed patents, the Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights, to make, use, and sell, free and clear of all liens, claims and restrictions, all drugs for which the Company or any of its Subsidiaries has submitted or publicly announced its intention to submit any Application or for which human clinical trials sponsored by the Company or any of its Subsidiaries are presently being conducted.

                (c) Section 3.10(c) of the Company Disclosure Schedule contains an accurate and complete list of (i) all material patents and patent applications, all material Applications, and all material trademarks, trade names, service marks and registered copyrights, included in the Company Intellectual Property Rights, including the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which any such application for such issuance, approval or registration has been filed, and (ii) all material licenses, sublicenses, assignments, distribution agreements and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any material Company Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any material Company Product or any adaptation, derivative or reformulation based on any Company Product or any portion thereof. Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement that requires or contemplates the payment to or receipt from any third party of royalties or similar payments in connection with the development, manufacture or commercial exploitation of any material Company Product or Company Intellectual Property Rights.

                (d) Neither the Company nor any of its Subsidiaries is (or as a result of the execution and delivery of this Agreement or any of the other Transaction Documents or the performance of any obligation hereunder or thereunder will be) in breach of any license, sublicense, assignment or other material agreement relating to the Company Intellectual Property Rights or any other material license, sublicense, assignment, asset purchase agreement and other agreement to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries acquired or is authorized to use any third party technology, trade secret, know-how, process, clinical studies, Application, patent, trademark or copyright ("LICENSED INTELLECTUAL PROPERTY"), which is exploited by, incorporated in or forms a part of any Company Product.

                (e) Neither the Company nor any of its Subsidiaries (i) has received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret, or other proprietary right of any third party;
(ii) has knowledge (without having conducted any special investigation) that the manufacturing, marketing, licensing or sale of any Company Product materially infringes any material patent, trademark, service mark, copyright, trade secret, or other proprietary right of any third party; or (iii) has knowledge of any claim challenging or questioning the validity or effectiveness of any material license or agreement relating to any Company Intellectual Property Rights or Licensed Intellectual Property.

                (f) The Company and its Subsidiaries have at all times used commercially reasonable efforts to treat the Company Intellectual Property Rights as containing trade secrets and have not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by their release into the public domain.

                (g) Each person currently or formerly employed by the Company or its Subsidiaries (including consultants, if any), that has or had access to confidential information of the Company or any of its Subsidiaries, has executed and delivered to the Company a confidentiality and non-disclosure agreement ("CONFIDENTIALITY AGREEMENT") substantially in the form previously provided to Purchaser annexed as EXHIBIT E. To the knowledge of the Company and its Subsidiaries without having conducted any special investigation, neither the execution nor the delivery of any Confidentiality Agreement, nor the carrying on of the business of the Company and its Subsidiaries by each such employee and consultant, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

          3.11 PRODUCT LIABILITY. Neither the Company nor any of its Subsidiaries (i) has received notice that it has been sued in any suit, action or proceeding which involves a claim of death, personal injury, inadequate labelling, failure to warn or other product liability claim relating to any Company Product; (ii) has knowledge of any threat of any such suit, action or proceeding or any basis therefor; or (iii) has knowledge of any study, report, claim, or investigation questioning the safety of any Company Product.

          3.12 CONTRACTS. Neither the Company nor any of its Subsidiaries is in default under or in breach or violation of, nor is there any valid basis for any claim of default by the Company or any of its Subsidiaries under, or breach or violation by the Company or any of its Subsidiaries of, any contract, license, commitment or restriction to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound or affected, except for such breaches, violations and claims of default as would not be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company and its Subsidiaries, without having conducted any special investigation, no other party is in default under or in breach or violation of, nor, to the knowledge of the Company and its Subsidiaries, is there any valid basis for any claim of default against any other party under, or any breach or violation by any other party of, any contract, license, commitment, or restriction to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound or affected, except for such breaches, violations and claims of default as would not be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

          3.13 ENVIRONMENTAL MATTERS. As of the date hereof, no underground storage tanks are present under any property that either the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased and no amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to health or the environment ("HAZARDOUS MATERIAL") is present as a result of the actions of the Company or any of its Subsidiaries, or, to the knowledge of the Company and its Subsidiaries, any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased, where the presence of such underground storage tanks or Hazardous Material is reasonably likely to have a Material Adverse Effect. At no time has the Company or any of its Subsidiaries transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively, "HAZARDOUS MATERIALS ACTIVITIES") in violation of any law, rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, which violation has had or is reasonably likely to have a Material Adverse Effect. The Company and its Subsidiaries hold all environmental approvals, permits, licenses, and clearances necessary for the conduct of business ("ENVIRONMENTAL PERMITS"), the absence of which would be reasonably likely to have a Material Adverse Effect. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of the Company and its Subsidiaries, threatened concerning any Environmental Permit or any Hazardous Materials Activity of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware of any fact or circumstance which is reasonably likely to involve the Company or any of its Subsidiaries in any environmental litigation or impose upon the Company or any of its Subsidiaries any environmental liability which would be reasonably likely to have a Material Adverse Effect.

          3.14 SEC REPORTS. The Company has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments thereto, required to be filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Exchange of 1934, as amended (the "EXCHANGE ACT"), since January 1, 1996 (the "SEC REPORTS"). The Company has furnished to Purchaser copies of its Annual Report on Form 10-K for the year ended December 31, 1996, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and all Current Reports on Form 8-K and proxy statements, as filed with the SEC. As of the date filed, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The financial statements contained in the SEC Reports fairly present the financial position of the Company and its Subsidiaries as at the dates thereof and for the periods covered thereby and have been prepared in accordance with GAAP and with the published rules and regulations of the SEC with respect thereto.

          3.15  EMPLOYEE BENEFIT PLANS.

                (a) No event has occurred, and there exists no condition or set of circumstances, with respect to the employee benefit plans of the Company ("COMPANY EMPLOYEE PLANS"), which could reasonably be expected to subject the Company or any of its Subsidiaries to any liability, other than liabilities which would not be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

                (b) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves on the Company's Financial Statements.

                (c) Except as set forth in Section 3.15 of the Company Disclosure Schedule, all the Company Employee Plans comply with and are and have been operated in accordance with each applicable provision of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Internal Revenue Code of 1986, as amended (the "CODE"), other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Each Company Employee Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 4980B of the Code and
Part 6 of Subtitle B of Title I of ERISA.

                (d) Neither the Company nor any of its Subsidiaries nor any current or former employee of the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company within the meaning of Section 414 of the Code ("ERISA AFFILIATE"), nor any officer, director, agent or employee of the Company has made any oral or written statement regarding any Company Employee Plan which could result in any material additional liability to Purchaser, the Company or any ERISA Affiliate, whether direct or indirect, in excess of any current or potential liability of the Company or any ERISA Affiliate.

          3.16 EMPLOYEES. The Company has heretofore furnished to Purchaser a true, complete and correct copy of the Company's employee manual and each employment, consulting, severance and other similar agreement heretofore entered into between the Company or any of its Subsidiaries and each person currently or formerly employed, or engaged as a consultant, by the Company or any of its Subsidiaries. To the Company's knowledge, no such employee or consultant is in material violation of any material term of any such employment or consulting agreement, Confidentiality Agreement, or any other contract or agreement relating to the relationship of such employee or consultant with the Company or any of its Subsidiaries or any other party because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries. Except as set forth in Section 3.16(ii) of the Company Disclosure Schedule, all employees and consultants are terminable at will.

          3.17 INTERESTED PARTY TRANSACTIONS. Since the date of the Company's most recent proxy statement to its shareholders, no event has occurred that would be required to be reported by the Company as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

          3.18 BROKERS OR FINDERS. Except as contemplated by Article VI, no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Documents, and the Company and its Subsidiaries agree to indemnify and hold Purchaser harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by the Company or any of its Subsidiaries.

          3.19 COMPLIANCE WITH LAWS. The Company and its Subsidiaries have complied in all material respects with all applicable federal, state, local and foreign statutes, laws and regulations, and are not in violation of, and have not received any notices of violation with respect to, any such statute, law or regulation, with respect to the conduct, ownership or operation of their businesses, including, without limitation, the federal Food and Drug Act, Foreign Corrupt Practices Act and all United States statutes, laws and regulations as from time to time in effect that govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States. The Company and its Subsidiaries have obtained each governmental consent, license, permit, grant or other authorization of a governmental entity that is required for the operation of its business as currently conducted (collectively, the "COMPANY AUTHORIZATIONS"), and all such Company Authorizations are in full force and effect, except for such Company Authorizations which, if not obtained by the Company or any of its

Subsidiaries, would not be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

          3.20 LITIGATION. Except as set forth in Section 3.20 of the Company Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation, pending before any agency, court or tribunal, or to the knowledge of the Company and its Subsidiaries, threatened, against the Company, its Subsidiaries or any of their respective properties or officers or directors (in their capacities as such), and, to the knowledge of the Company and its Subsidiaries, there is no valid basis for any action, suit, proceeding, claim, arbitration or investigation, against the Company which if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. There is no judgment, decree or order against the Company or any of its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement or that could reasonably be expected to have a Material Adverse Effect.

          3.21 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which limits or restricts the Company from competing (geographically, by field of endeavor, or otherwise) or which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of the Company or any of its Subsidiaries, or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted in public announcements by the Company.

          3.22 NO MISREPRESENTATION. No representation or warranty by the Company in this Agreement or any of the other Transaction Documents, and no statement, certificate or schedule furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or any of the other Transaction Documents, when taken together, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES
                                     OF PURCHASER

     Section 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company as follows:

            4.1 ORGANIZATION. Purchaser is duly organized and validly existing under the laws of the State of California. Purchaser has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

          4.2    AUTHORITY.

                (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary company action on behalf of Purchaser and constitutes the legal, valid and binding obligation of Purchaser, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

                (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except that the filing of one (1) or more notification and report forms under the HSR Act may be required with respect to the acquisition by Purchaser of certain of the shares of Common Stock issuable upon conversion of the Convertible Secured Note and the shares of Common Stock purchasable pursuant to the Option, the Warrants, and Section 5.1 of this Agreement, and except for (i) the filing by the Company of one or more registration statements with the SEC in accordance with the Securities Act pursuant to
Article VI, (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and
(iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a material adverse effect on the ability of Purchaser to execute and deliver this Agreement and to perform its obligations thereunder.

          4.3   ACQUISITION FOR INVESTMENT.

                (a) Purchaser is acquiring the Convertible Secured Note, the Option and the Warrants, and will acquire any shares of Initial Common issued upon conversion of the Convertible Secured Note, any shares of Option Common purchased upon exercise of the Option and any shares of Common Stock purchased upon exercise of the Series 1 Warrants and Series 2 Warrants (collectively, the "SECURITIES"), solely for Purchaser's own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Purchaser further represents that Purchaser does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities or any portion thereof. Purchaser acknowledges and understands that the entire legal and beneficial interest of the Securities Purchaser is acquiring is being purchased for, and will be held for the account of, Purchaser only and neither in whole nor in part for any other person. Purchaser understands that the Securities have not been registered under the Securities Act or other securities laws in reliance on specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

                (b) Purchaser is an "accredited" investor as defined in Regulation D under the Securities Act.

                (c) Purchaser further acknowledges and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless they are registered or such registration is not required.

                (d) Purchaser understands that Rule 144 promulgated under the Securities Act permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Securities, the availability of certain current public information about the Company, more than one year having elapsed between the resale and the date the security to be sold was last held by the Company or an affiliate of the Company, the sale being made through a "broker's transaction" or in transactions directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations. Purchaser is further aware that Rule 144(k) permits persons who have not been affiliates of the Company for at least three months and whose shares have been beneficially owned by a person other than the Company or its affiliates for at least two years after full payment for such shares to sell such shares without regard to the current public information, manner of sale and volume limitations described above.

                (e) The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                (f) Purchaser has reviewed with its own tax advisers the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement and has relied solely on such advisers and not on any statements or representations of the Company or any of its agents. Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          4.4 BROKERS OR FINDERS. Except as contemplated by Article VI, no agent, broker, investment banker, financial adviser or other firm or person is or will be entitled to any broker's or finder's fee, or any other commission or similar fee, in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Documents, and Purchaser agrees to indemnify and hold the Company and its Subsidiaries harmless from and against any and all claims, liabilities or obligations with respect to any such fees or commissions asserted by any person on the basis of any act or statement determined to have been made to such person by Purchaser.

                                      ARTICLE V
                                ADDITIONAL AGREEMENTS

    Section 5.    ADDITIONAL AGREEMENTS.

            5.1   PRE-EMPTION RIGHT WITH RESPECT TO COMPANY OFFERINGS.

              (a) TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK. Prior to any sale or issuance by the Company of any shares of capital stock of the Company or any security exercisable for or convertible into such capital stock ("CAPITAL STOCK") (other than a sale or issuance within the meaning of Section 5.1(d)), the Company shall give Purchaser written notice (the "NOTICE OF ISSUANCE") of the Company's intention to sell and issue such Capital Stock, setting forth the proposed price, quantity and other material terms and conditions under which the Company proposes to make such sale (the date such notice is received by Purchaser is hereinafter referred to as the "NOTICE DATE"). Prior to any sale or issuance by the Company of any Capital Stock, Purchaser shall have the right to purchase a portion of such Capital Stock on terms which, subject to this Section 5.1, are at least as favorable to Purchaser as the terms on which the Company is willing and proposes to sell such Capital Stock to other prospective investors. Purchaser shall have twenty (20) days after the Notice Date to notify the Company in writing that it elects to purchase some or all of its share of the Capital Stock so offered. The amount of Capital Stock which Purchaser is entitled to acquire shall be equal to (i) the amount of Capital Stock proposed to be sold or issued by the Company multiplied by (ii) a fraction calculated by dividing
(A) the number of shares of Common Stock (including Initial Common) owned by Purchaser or issued and issuable upon exercise, conversion or exchange of the Convertible Secured Note and all Warrants, Options and other securities of the Company held by Purchaser as of the Notice Date by (B) the total number of shares of Common Stock issued and outstanding or issuable upon exercise, conversion or exchange of all outstanding options, warrants and other convertible securities of the Company ("TOTAL EQUITY SECURITIES") as of the Notice Date (shares purchasable by Purchaser pursuant to this Section 5.1(a) are referred to as "PURCHASER'S CAPITAL STOCK"). Notwithstanding the foregoing, in no event shall Purchaser be entitled to purchase pursuant to this Section 5.1(a) shares in excess of the 25% limitation set forth in
Section 5.5(a) below.

              (b) COMPANY SALE. If, within twenty (20) days after the Notice Date, Purchaser does not notify the Company that it desires to purchase all or a portion of Purchaser's Capital Stock, then the Company may, during a period of ninety (90) days following the end of such twenty (20) day period, sell and issue such Capital Stock not otherwise purchased by Purchaser to other third parties at a price and upon terms and conditions no more favorable to such parties than those set forth in the Notice of Issuance. In the event that the Company has not sold such Capital Stock to such parties within such ninety (90) day period, the Company shall not thereafter issue or sell any Capital Stock without first offering such securities to Purchaser in the manner provided in this Section 5.1.

              (c) PURCHASE; PAYMENT. If Purchaser elects to purchase Capital Stock pursuant to this Section 5.1, Purchaser and the Company shall use their reasonable best efforts to consummate the purchase and sale of such Capital Stock within sixty (60) days after the Notice Date, and, subject to this
Section 5.1(c), the terms of such purchase and sale shall be at least as favorable to Purchaser as those set forth in the Notice of Issuance. The closing of such purchase shall take place as promptly as practicable after all regulatory filings required for the consummation of such purchase have been obtained, at such time, on such date, and at such location as the parties shall mutually agree. Payment for such Capital Stock shall be by check (or wire transfer of immediately available funds to an account designated by the Company by written notice delivered to Purchaser not less than two (2) business days prior to the scheduled closing of such purchase) against delivery of Purchaser's
Capital Stock at the executive offices of the Company at the time of the scheduled closing therefor. The Company shall take all such action as may reasonably be required by any regulatory authority in connection with the exercise by Purchaser of the right to purchase Capital Stock as set forth in this Section 5.1(c).

              (d) LIMITATION. The right contained in this Section 5.1 shall not apply to the issuance by the Company on or after the date hereof of shares of Capital Stock within the scope of Section 1.2(c).

              (e) TERMINATION. The right contained in this Section 5.1 shall terminate upon the earliest of (i) the closing of any merger, consolidation, share exchange, or other reorganization or business combination of the Company with any corporation in which the shareholders of the Company immediately prior to such merger, consolidation, share exchange or other reorganization or business combination do not own more than fifty percent (50%) of the voting Capital Stock of the surviving or acquiring corporation or resulting entity immediately following such merger, consolidation, share exchange or other reorganization or business combination, (ii) the sale of all or substantially all of the Company's assets, or (iii) at such time as Purchaser no longer owns at least five percent (5%) of the Common Stock of the Company on either a primary or fully diluted basis.

          5.2 STOCK PLANS. Until the earlier of the seventh anniversary of the date of this Agreement or such time as Purchaser no longer owns, either outright or pursuant to rights to acquire, at least five percent (5%) of the Common Stock of the Company on either a primary or fully diluted basis, the Company shall not cause or permit the aggregate number of shares of Common Stock issued or issuable under all Stock Plans to exceed twelve percent (12%) of the Company's Total Equity Securities. Any waiver by Purchaser of this twelve percent (12%) limit shall constitute a like modification of the twelve percent (12%) limitation referenced in Section 1.2(c)(i).

           5.3 BOARD REPRESENTATION.

              (a) Effective on the day after the Note Closing Date, the Company shall increase by one (1) the number of members of the Board of Directors of the Company and shall elect and appoint a representative of Purchaser designated by Purchaser and reasonably acceptable to the Company (the "PURCHASER REPRESENTATIVE") to such newly created directorship. The Company and Purchaser agree that Ellison will be the initial Purchaser Representative. From and after the election of Purchaser Representative as a Director of the Company, and for as long as Purchaser Representative shall remain a Director of the Company pursuant to this Section 5.3, Purchaser Representative shall be entitled to serve as a member of any executive committee of the Board of Directors of the Company and any other committee or body performing the functions of an executive committee (the "EXECUTIVE COMMITTEE"). As long as Purchaser beneficially owns not less than 850,000 shares of Common Stock (as adjusted for the events described in Section 1.3 in a manner consistent therewith), (i) the Board of Directors of the Company shall nominate and recommend the Purchaser Representative for election as a Director of the Company, and shall otherwise use its reasonable best efforts to cause the election of such Purchaser Representative as a Director of the Company at each meeting of the Company's shareholders at which the Purchaser Representative's term as a Director would otherwise expire, and (ii) Purchaser shall be entitled to designate one individual who shall receive notice of all meetings of the Board of Directors and the Executive Committee of the Company and who shall be entitled to attend and participate in all such meetings as an observer on behalf of Purchaser (the "OBSERVER").
Subject to Section 5.3(b), each Purchaser

Representative shall be treated equally with the other Directors and the other members of the Executive Committee in their capacities as such and shall be entitled to the same information (including reports, financial statements, notices and other information) at the same time (subject to the same general conflicts-of-interest rules applicable to all other members of the Board of Directors and Executive Committee of the Company, reasonably and consistently applied) and the same compensation and benefits, as shall be provided to other Directors of the Company and other members of the Executive Committee, and copies of all such information shall be provided or made available to the Observer at the same time such information is provided or made available to Purchaser and other Directors or Executive Committee members.

              (b) Notwithstanding any other provisions of this Agreement, the rights of the Purchaser Representative to serve as a Director and as a member of the Executive Committee, and the rights of the Observer to attend and participate in meetings of the Board of Directors and the Executive Committee, pursuant to Section 5.3(a) shall terminate upon the earlier of: (i) the Company's sale of all or substantially all of its assets, (ii) a merger, consolidation, share exchange, or other reorganization or business combination involving the Company in which shareholders of the Company immediately prior to such merger, consolidation, share exchange or other reorganization or business combination own less than fifty percent (50%) of the voting capital stock of the surviving or acquiring corporation or the resulting entity, or (iii) such time as Purchaser no longer owns 850,000 shares of Common Stock (as adjusted for the events described in Section 1.3 in a manner consistent therewith). At any time Purchaser is no longer entitled to Board representation pursuant to this Section 5.3, then at the request of the Company, the Purchaser Representative shall immediately resign and the Observer shall immediately cease attending any meetings of the Board of Directors and the Executive Committee.

              (c) In addition to any other indemnification and insurance rights the Purchaser Representative and the Observer may have, (i) each Purchaser Representative (A) shall have the same indemnification rights, as set forth in the Company's Restated Articles and Bylaws, as the other members of the Board of Directors of the Company, and the Company shall afford each Purchaser Representative an opportunity to enter into an indemnification agreement substantially similar to the then effective indemnification agreement between the Company and the other members of the Board of Directors; and (B) shall be covered by director and officer liability insurance to the same extent as other members of the Board of Directors of the Company, and (ii) to the maximum extent applicable, each Observer (A) shall have analogous rights to indemnification from the Company which are substantially similar in scope to those of the Purchaser Representative and (B) shall be covered at the Company's expense by liability insurance comparable in scope to the insurance required to be obtained for Purchaser Representative to the extent such issuance is available on commercially reasonable terms at commercially reasonable cost.

          5.4 CERTAIN AGREEMENTS OF DIRECTORS, OFFICERS AND KEY EMPLOYEES OF THE COMPANY. The Company shall use its reasonable best efforts to cause Joseph Rubinfeld, Ph.D., David M. Fineman, Elliott Fineman and Greg Swendsen to execute and deliver to Purchaser, at or prior to the Note Closing, an agreement in substantially the form set forth in EXHIBIT F, and to cause each other officer of the Company to execute and deliver to Purchaser, at or prior to the Note Closing, an agreement in substantially the form set forth in EXHIBIT G.

          5.5 STANDSTILL PROVISIONS.

              (a) Except with the prior written consent of the Company's Board of Directors, neither Purchaser nor Ellison shall (and neither Purchaser nor Ellison shall permit its or his majority-owned and controlled affiliates to) acquire, either directly or indirectly, agree to acquire, or make a tender or exchange offer to acquire, any shares of voting capital stock, any securities convertible into or exchangeable for voting capital stock, or any other right to acquire voting capital stock ("VOTING STOCK") of the Company, unless (a) such Voting Stock is acquired for investment purposes only and not with a view to any change in control of the Company; and (b) following such acquisition, Purchaser, Ellison, and its and his majority-owned and controlled affiliates will beneficially own, in the aggregate, not more than twenty five percent (25%) of the Company's Total Equity Securities.

              (b) PARTICIPATION IN SOLICITATIONS. Except with the prior written consent of the Company's Board of Directors, neither Purchaser nor Ellison shall (and neither Purchaser nor Ellison shall permit its or his majority-owned and controlled affiliates to) (i) solicit proxies in respect of any Voting Stock, (ii) become a "participant" or "participant in a solicitation", as those terms are defined in Rule 14a-11 under the Exchange Act, in opposition to a solicitation by the Company, (iii) form or join any group with any other person for the purpose of voting, holding, purchasing or disposing of Voting Stock, or (iv) deposit any shares of Voting Stock in a voting trust or, except as otherwise provided herein, subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock with any person or group other than the Company.

              (c) SUSPENSION FROM RESTRICTIONS. The restrictions set forth in the foregoing Sections 5.5(a) and 5.5(b) shall be suspended in the event that any person or group (as such term is defined under the Exchange
Act) (other than Purchaser or Ellison, any person who is then an affiliate of Purchaser or Ellison, or any person who is an affiliate of the Company as of the date of this Agreement (a "THIRD PARTY")), (i) without the prior approval of the Board of Directors of the Company, acquires, directly or indirectly, in a single transaction or a series of transactions, or commences or publicly announces its intention to commence an unsolicited tender offer or exchange offer for, securities representing more than twenty percent (20%) of the then-outstanding equity securities or voting power of the Company or any of its material Subsidiaries, or (ii) files a proxy statement under the Exchange Act, or commences or publicly announces its intention to engage in a solicitation of proxies, for the election of persons as directors of the Company who, if elected, would constitute a majority of the Board of Directors of the Company, in opposition to the nominees of the incumbent Board of Directors of the Company. The restrictions set forth in Sections 5.5(a) and 5.5(b) shall be restored in the event that a Third Party (x) ceases to own twenty percent (20%) or more of the outstanding shares of Common Stock of the Company and (y) absolutely and unconditionally withdraws and abandons (A) any tender or exchange offer theretofore commenced or announced by such Third Party for more than twenty percent (20%) of the outstanding shares of Common Stock of the Company, and (B) any solicitation of proxies within the scope of clause (ii) of this Section 5.5(c); PROVIDED, HOWEVER, that in the event the restrictions set forth in Sections 5.5(a) and 5.5(b) are restored, Purchaser shall not be required to sell any Common Stock or other securities of the Company acquired, or to withdraw, abandon or terminate any tender or exchange offer, proposal, solicitation, or other action commenced, while the restrictions set forth in Sections 5.5(a) and 5.5(b) were suspended pursuant to this Section 5.5(c).

              (d) NOTICE OF PURCHASER POSITION. Upon written request from the Company, a duly authorized officer of Purchaser will certify to the Company in writing the numbers and classes of shares of Voting Stock beneficially owned by Purchaser and Ellison and its and his majority-owned and controlled affiliates as of any record date or other date reasonably requested.

              (e) TERMINATION OF STANDSTILL. Notwithstanding any other provision in this Agreement all rights and obligations of any party under this Section 5.5 will terminate and expire upon the seventh anniversary of the date of the Note Closing.

          5.6 FINANCIAL STATEMENTS AND OTHER REPORTS.

              (a) As long as Purchaser beneficially owns, either outright or pursuant to rights to acquire, at least five percent (5%) of the Common Stock of the Company on either a primary or fully diluted basis, the Company shall deliver to Purchaser, promptly after transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company shall send to its public stockholders and copies of all registration statements (without exhibits), other than registration statements on Form S-8 or any similar successor form, and all reports which it files with the SEC (or any governmental body or agency succeeding to the functions of the SEC). Purchaser shall have the right to discuss such financial statements, proxy statements, notices, reports, registration statements and filings with such officers of the Company as Purchaser may reasonably designate upon reasonable notice and at reasonable times, and to share such information with Purchaser's professional advisers, subject to the confidentiality provisions set forth in Section 5.7.

              (b) Prior to the Option Termination Date, the Company shall permit representatives of Purchaser to visit and inspect, at Purchaser's expense, any of the properties of the Company, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request.

          5.7 CONFIDENTIALITY. Except as permitted by Section 5.8, Purchaser agrees (and shall cause its professional advisers to agree) not to disclose to any person any information or data obtained by them pursuant to Sections
5.6 until such information or data otherwise becomes publicly available or except pursuant to a valid subpoena, judicial process or its equivalent or as otherwise required by law. At the Company's request, Purchaser shall, and shall cause its professional advisers to, sign a confidentiality agreement, in form and substance reasonably satisfactory to Purchaser and the Company, as a condition to the receipt of confidential nonpublic information of the Company by such advisers pursuant to Sections 5.6.

          5.8 PUBLIC ANNOUNCEMENTS. Each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and the other Transaction Documents and any of the transactions contemplated hereby and thereby, and neither party hereto directly or indirectly through its officers and directors shall make any further announcement, news release or disclosure without first consulting with the other party hereto except (a) with the prior written consent of the other party or (b) to the extent such party believes in good faith, after consultation with legal counsel, that such announcement, release or disclosure is required by law. The Company shall not, and shall cause its officers and directors not to, make or contribute to any public statement, news release or other public communication or filing disclosing personal information concerning Purchaser or any member of Purchaser without the prior written consent of Purchaser and such member unless the Company believes in good faith, after consultation with legal counsel, that such statement, release, communication or filing is required by law.

          5.9 HSR ACT. As soon as practicable (and in no event later than ten (10) business days) after the Note Closing, the Company and Purchaser shall file notification and report forms under the HSR Act, and shall thereafter promptly make any and all further filings and submissions which may be required, relating to the acquisition by Purchaser of shares of

Common Stock pursuant to the Convertible Secured Note, the Option and the Warrants). The Company and Purchaser shall furnish to the other such necessary information and reasonable assistance as may be reasonably requested in connection with the preparation of necessary filings or submissions to any governmental agency or authority necessary under the provisions of the HSR Act. The Company and Purchaser will supply each other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any such governmental agency or authority, on the other hand, with respect to this Agreement and the other Transaction Documents or the transactions contemplated hereby or thereby.
The Company shall be responsible for all applicable filing fees under the HSR Act relating to the acquisitions of Common Stock under the Convertible Secured Note, the Option, and the Warrants. Purchaser agrees not to designate an Option Closing Date or exercise Warrants on any date prior to the expiration or early termination of the applicable waiting periods under the HSR Act.

          5.10 CERTAIN RESTRICTIONS. For a period of five years (or such shorter period as may be specified elsewhere in this Section 5.10) commencing on the date of this Agreement:

              (a) RESTRICTIONS ON TRANSFER OF COMMON STOCK. Purchaser shall not, directly or indirectly, sell or transfer any Voting Stock except
(i) to the Company or any person or group approved by the Company; or (ii) to any entity of which Ellison owns securities representing not less than a majority of the voting power and which agrees to accept such Voting Stock subject to the restrictions and obligations set forth in Section 5.5; or
(iii) pursuant to a transaction involving the merger, sale or reorganization of the Company as approved by the Board of Directors of the Company; or (iv) pursuant to a bona fide public offering registered under the Securities Act of Voting Stock (which shall be structured to distribute such shares or rights through an underwriter or otherwise in the manner set forth in Article VI or in another manner reasonably calculated not to result in the transfer to a single person or group of beneficial ownership of Voting Stock with aggregate voting power of five percent (5%) of more of the total Voting Stock of the Company then outstanding); or (v) pursuant to Rule 144 (but not pursuant to Rule 144A) under the Securities Act (but only to the extent the sale or transfer of Voting Stock is in compliance with the volume limitations under paragraph (e) thereof, if applicable); or (vi) in response to (A) an offer to purchase or exchange for cash or other consideration any Voting Stock (1) which is made by or on behalf of the Company or (2) which is made by another person or group and is not opposed by the Board of Directors of the Company within the time such Board is required, pursuant to regulations under the Exchange Act, to advise the Company's shareholders of such Board's position on such offer, or (B) subject to the Company's right of first refusal as set forth in Section 5.10(b)(ii), any other tender offer made by another person or group to purchase or exchange for cash or other consideration any Voting Stock which, if successful, would result in such person or group owning or having the right to acquire Voting Stock with aggregate voting power of more than forty percent (40%) of the total Voting Stock of the Company then in effect; or (vii) subject to the Company's right of first refusal as set forth in Section 5.10(b)(i), in transactions not otherwise described herein as long as Purchaser reasonably believes that such transactions will not, directly or indirectly, result in any single person or group acquiring beneficial ownership of Voting Stock with aggregate voting power of five percent (5%) or more of the total Voting Stock of the Company then outstanding.

              (b)       RIGHT OF FIRST REFUSAL ON PERMITTED SALES.

                   (i) GENERAL. Until the third anniversary of the date of this Agreement, prior to making any sale or transfer of any Common Stock pursuant to Section 5.10(a)(vii), if such sale or transfer could reasonably be expected to result in any single person or group acquiring beneficial ownership of Voting Stock with aggregate voting power of five percent (5%) or more of the total Voting Stock of the Company then outstanding, Purchaser shall give the Company the opportunity to purchase such Common Stock in the following manner:

                        (A) Purchaser shall give notice (the "TRANSFER NOTICE") to the Company in writing of such intention, specifying the names of the proposed purchasers or transferees, the securities proposed to be sold or transferred, the proposed price per share therefor (the "TRANSFER PRICE") and the other material terms upon which such disposition is proposed to be made.

                        (B) The Company shall have the right, exercisable by written notice given by the Company to Purchaser within five (5) days after receipt of such Transfer Notice to agree to purchase all or part of the securities specified in such Transfer Notice. The Company shall have the right to pay for such securities: (A) the same amount in cash per share, if the consideration to be paid by the third party consists of cash, or (B) to the extent the consideration to be paid by the third party does not consist of cash, consideration per share equivalent to that offered by the third party, or an amount of cash having equivalent value as determined by an investment banking firm mutually agreed to by the Company and Purchaser.

                        (C) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the securities with respect to which such right has been exercised shall take place within ten (10) days after the Company gives notice of such exercise, or such longer period as Purchaser and the Company may agree. Upon exercise of its right of first refusal, the Company and Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their reasonable best efforts to secure any approvals required in connection therewith.

                        (D) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, Purchaser shall be free, subject to the terms of Section 5.10(a), during the period of one hundred and twenty (120) days following the expiration of such time for exercise, to sell the securities specified in such Transfer Notice on terms no less favorable to Purchaser than the terms specified in such Transfer Notice.

                   (ii) RIGHT OF FIRST REFUSAL ON TENDER OFFER. Prior to making any sale or exchange of Voting Stock pursuant to Section 5.10(a)(vi)(B) in response to a tender or exchange offer, Purchaser shall give the Company the opportunity to purchase such Voting Stock in the following manner:

                        (A) Purchaser shall give notice (the "TENDER NOTICE") to the Company in writing of its intention to tender such shares no later than 5:00 p.m. California time on the third business day prior to the latest date (as the same may be extended) by which Voting Stock must be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer (the "TENDER DATE"), specifying the amount of Voting Stock proposed to be tendered. For purposes hereof, a tender or exchange offer to purchase Voting Stock shall be deemed to be an offer at the price or other consideration specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase (assuming such conditions are not impossible of performance when the offer is made, without giving effect to the Company's right of first refusal).

                        (B) If the Tender Notice is given, the Company shall have the right, exercisable by giving notice (the "PURCHASE NOTICE") to Purchaser no later than 5:00 p.m. California time on the business day immediately preceding prior to the Tender Date, to purchase all or part of the Voting Stock specified in the Tender Notice for cash. If the Company exercises such right by giving such notice, the closing of the purchase of such Voting Stock shall take place on the fifth business day after the consummation (or the withdrawal or abandonment under the circumstances set forth in the proviso below, as the case may be) of the tender or exchange offer or such earlier time as the Company and Purchaser shall agree. As a condition to the effectiveness of any exercise by the Company of its rights to purchase under Sections 5.10(b)(ii), at the time the Company delivers a Purchase Notice, it shall have provided for the payment to Purchaser of the purchase price for the shares to be purchased by the Company, by an escrow of funds, letter of credit facility, bank guarantee or similar arrangement reasonably acceptable to Purchaser. If the purchase price specified in the tender or exchange offer includes any property other than cash, the value of any property included in the purchase price, for purposes of determining the amount to be provided for by the Company pursuant to the preceding sentence only, shall be determined by an investment banking firm mutually agreed to by the Company and Purchaser. Upon exercise of the right of first refusal pursuant to this Section 5.10(b)(ii) (including provision for payment as described above), the Company and Purchaser shall be legally obligated to consummate the purchase and sale contemplated thereby and shall use their reasonable best efforts to secure any approvals required in connection therewith; PROVIDED, that the Company's obligation to consummate such purchase shall cease if the tender or exchange offer is not consummated (unless the minimum tender condition (if any) thereunder was not satisfied and such condition would have been satisfied if Purchaser had tendered the shares specified in its Tender Notice, in which event the Company's obligation to consummate such purchase shall remain in effect); and PROVIDED FURTHER, that Purchaser's obligation to consummate such sale shall cease if Purchaser shall withdraw its Tender Notice and shall refrain from tendering the shares specified therein.

                        (C) If the Company does not exercise its right of first refusal in accordance with the procedures set forth in Section 5.10(b)(ii)(B) or fails to timely complete any purchase pursuant to an exercise of such rights, then Purchaser shall be free to accept the tender or exchange offer. Purchaser may not tender any shares pursuant to such tender or exchange offer unless Purchaser has provided the Company with a Tender Notice in compliance with the requirements of Section 5.10(b)(ii)(A) and the Company has failed to exercise its right of first refusal or failed to timely consummate the purchase of shares in compliance with the requirements of
Section 5.10(b)(ii)(B).

                        (D) Notwithstanding any other provision of this Agreement, no notice required by this Section 5.10(b)(ii) shall be deemed to have been given, and no notice shall be effective, unless and until delivered by hand or by fax with confirmation of receipt by telephone to the recipient.

                (iii) ASSIGNMENT. The rights of first refusal provided by this Section 5.10 may be assigned by the Company, but only on a case-by-case basis and only with respect to specific shares following the occurrence of an event giving rise to a right of first refusal with respect to such shares.

          5.11 LEGENDS. Each certificate representing shares of Common Stock acquired pursuant to the Convertible Secured Note, Option and Warrants may be endorsed with the following legends, and any other legends required by law:

    THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT
                                        28

    COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

    UNTIL JUNE 17, 2002, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL, SET FORTH IN AN AGREEMENT DATED AS OF JUNE 17, 1997, BY AND AMONG SUPERGEN, INC., TAKO VENTURES, LLC AND, SOLELY FOR PURPOSES OF SECTIONS 5.3 AND 5.5 THEREOF, LAWRENCE J. ELLISON, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OR RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES.

The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied. The first of the foregoing legends shall be removed from any security legended pursuant to this Section 5.11, and the Company shall issue a certificate without such legend to the holder of such Securities, if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k), or the holder provides the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that (i) such holder meets the requirements of Rule 144(k) or
(ii) a public sale, transfer or assignment of such Securities may be made without registration. The second of the foregoing legends shall be removed from any Security legended in accordance with this Section 5.11, and the Company shall issue a certificate without such legend to the holder of such Security, at the earlier of (i) such time as such Security is transferred in accordance with Section 5.10 (other than Section 5.10(a)(ii)) and (ii) five years from the date hereof. The stop transfer instructions with respect to any legended Security shall be removed if both of the foregoing legends are removed in accordance with this Section 5.11.

          5.12 INDEMNIFICATION.

              (a) The Company shall indemnify and hold harmless Purchaser; each person who controls Purchaser within the meaning of the Exchange Act (including, without limitation, Cephalopod Corporation and Ellison); each of the respective members, managers, partners, officers, directors, employees, agents and affiliates of the foregoing; Purchaser Representative; and the Observer (the "PURCHASER INDEMNITEES") from and against all actions, suits, claims, proceedings, costs, damages judgments, amounts paid in settlement and expenses (including, without limitations, attorneys' fees and disbursements) relating to or arising out of any claim, demand or cause of action asserted by any third party as a result of any of the transactions contemplated by this Agreement or any of the other Transaction Documents (including without limitation acts or omissions since the commencement of the negotiations leading to such transactions); PROVIDED, HOWEVER, that the indemnification provided hereby shall not extend to costs, damages, judgment, amounts paid in settlement and expenses directly and primarily attributable to activities of a Purchaser Indemnitee which do not involve any wrongful act or omission of the Company or any of its directors (other than Ellison), officers, employees, agents or representatives.

              (b) The Company shall reimburse the Purchaser Indemnitees for all out-of-pocket expenses (including attorneys' fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) whether or not a Purchaser Indemnitee is a party thereto. If a Purchaser Indemnitee makes a claim hereunder for payment or reimbursement of expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto even if the Company reserves the right to dispute whether this Agreement requires the payment or reimbursement of such expenses.

              (c) A Purchaser Indemnitee seeking indemnification hereunder shall give written notice to the Company of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; PROVIDED that the failure of any Purchaser Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Section 5.12 unless the Company shall have been materially prejudiced by the failure of Purchaser Indemnitee to make such notification. In case any such action, suit, claim or proceeding is brought against Purchaser Indemnitee, the Company shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to Purchaser Indemnitee, and after notice from the Company of its election so to assume the defense thereof, the Company will not be liable to such Purchaser Indemnitee under this Section 5.12 for any legal or other expense subsequently incurred by such Purchaser Indemnitee in connection with the defense thereof; PROVIDED that (i) if the Company shall elect not to assume the defense of such claim or action or (ii) if Purchaser Indemnitee reasonably determines that there may be a conflict between the positions of the Company and of Purchaser Indemnitee in defending such claim or action, then separate counsel shall be entitled to participate in and conduct the defense, and the Company shall be liable for any legal or other expenses incurred by Purchaser Indemnitee in connection with the defense; PROVIDED that in no event shall be Company be required to pay the fees or expenses of more than one counsel. The Company shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; PROVIDED, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company further agrees that it will not, without Purchaser Indemnitee's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder (whether or not any Purchaser Indemnitee is an actual or potential party to such action, suit, claim or proceeding) unless such settlement or compromise includes an unconditional release of Purchasers and each other Purchaser Indemnitee from all liability arising out of such action, suit, claim or proceeding.

              (d)       If the indemnification provided for in this Section
5.12 is held by a court of competent jurisdiction to be unavailable to a Purchaser Indemnitee with respect to any loss, liability, claim, damage, or expense referred to therein, then the Company, in lieu of indemnifying such Purchaser Indemnitee hereunder, shall contribute to the amount paid or payable by such Purchaser Indemnitee as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of Purchaser Indemnitee on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Company and of Purchaser Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by Purchaser Indemnitee and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              (e) Notwithstanding the provisions of this Section 5.12, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement contemplated in Article VI and entered into in connection with an underwritten public offering thereunder are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              (f) The rights of Purchaser under this Section 5.12 shall be in addition to any liability that the Company might otherwise have to Purchaser, the Purchaser Representative and the Observer under this Agreement, at common law or otherwise.

          5.13 FURTHER ASSURANCES.

              (a) At any time or from time to time after the Note Closing and each Option Closing and each exercise of the Warrants, each party shall execute and deliver to the other party or parties such other documents and instruments, provide such materials and information and take such other actions as either party may reasonably request more effectively to carry out the provisions of this Agreement and the other Transaction Documents.

                                      ARTICLE VI
                                 REGISTRATION RIGHTS

   Section 6. REGISTRATION RIGHTS.

          6.1 DEFINITIONS.  For purposes of this Article VI:

              (a) The term "HOLDER" means the Purchaser or any other person who shall subsequently own or have the right to acquire Registrable Securities or any assignee thereof in accordance with Section 6.12 hereof.

              (b) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

              (c) The term "REGISTRABLE SECURITIES" means (i) the shares of Common Stock issued and sold by the Company pursuant to this Agreement (including all shares issued by the Company upon conversion of the Convertible Secured Note or exercise of the Option or any of the Warrants);
(ii) any and all shares of the Common Stock issued or issuable upon exercise, conversion, or exchange of equity securities acquired by Purchaser pursuant to Section 5.1; (iii) the Warrants; (vi) any and all shares of Common Stock issued or issuable upon exercise of the Warrants; (v) stock issued in lieu thereof in any reorganization, which has not been sold to the public; or (vi) stock issued in respect of the stock referred to in (i), (ii), (iii) or (iv) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public excluding in all cases, however, any of the foregoing sold by a Holder pursuant to a registration statement under this Agreement, a transaction pursuant to Rule 144 promulgated under the Securities Act, or sold in any other transaction in which registration rights are not transferred pursuant to Article VI hereof.

              (d) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are exercisable or convertible into, Registrable Securities.

          6.2 REQUEST FOR REGISTRATION.

              (a) If the Company shall receive at any time after the one year anniversary date of the Note Closing Date, a written request from one or more Holders representing at least 25% of the Registrable Securities then outstanding, that the Company file a registration statement under the Securities Act covering the registration with respect to all or a part of the Registrable Securities then outstanding, having an aggregate offering price, net of underwriting discounts and commissions, of at least $3,000,000, the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders of Registrable Securities identified to the Company in accordance with Section 6.12 and shall, subject to the limitations of Section 6.2(d), file as soon as practicable, and in any event within one hundred twenty (120) days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which such Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section
8.7 of this Agreement. Any registration statement filed pursuant to under this Section 6.2 may, subject to the provisions of Section 6.2(b), include securities of the Company other than Registrable Securities.

              (b) If the Holders of Registrable Securities initiating the registration request pursuant to Section 6.2(a) ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6.2 and the Company shall include such information in the written notice referred to in Section 6.2(a). In such event, the right of any such Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 6.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter or underwriters shall be reasonably acceptable to the Company. If the Company, on its own behalf or on behalf of other holders of securities other than Registrable Securities, requests inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, shall, on behalf of all Holders, offer to include such securities other than Registrable Securities in the underwriting (the "OTHER SECURITIES") and may condition such offer on the acceptance by such persons of the terms of this Section 6.2. In the event, however, that the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, such Registration shall be treated as governed
Section 6.3 hereof rather than Section 6.2, and it shall not count as a Registration for purposes of Section 6.2 hereof. Notwithstanding any other provision of this Section 6.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Other Securities shall first be excluded from such Registration to the extent required by such limitation.
If a further limitation of the number of shares to be underwritten is still required, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder. If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven (7) days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

              (c) The Company is obligated to effect only two (2) registrations under this Section 6.2 and shall not be obligated to effect any registrations under this Section 6.2 within one hundred twenty (120) days of the effective date of any registration statement pertaining to securities of the Company.

              (d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; PROVIDED, however, that the Company may not utilize this right more than once in any twelve-month period.

           6.3 COMPANY REGISTRATION.

              (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders, but excluding a registration relating to an aggregate of 409,200 shares of Common Stock and Warrants to purchase Common Stock issued pursuant to a private placement effected in December 1995 through March 1996) any of its Common Stock under the Securities Act in connection with a secondary offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock option, stock purchase or similar plan, or a registration relating solely to a transaction of the type described in Rule 145(a) under the Securities Act), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 8.7 of this Agreement, the Company shall, subject to the provisions of Section 6.3(b), include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities that each such Holder has requested to be registered.

              (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 6.3 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering so long as all securities of all other shareholders (including without limitation holders of registration rights) but the Holders are excluded first. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at lease seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to Section 6.3.

              (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          6.4 FORM S-3. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this
Article VI, one or more Holders shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by Purchaser), PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration: (a) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; (b) in the event that the Company shall furnish the certification described in Section 6.2(d) (but subject to the limitations set forth therein); (c) in a given twelve-month period, after the Company has effected two such registrations in any such period; or (d) within one hundred twenty (120) days of the effective date of a Company registration statement of the type described in Section 6.3.

          6.5 OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days;

              (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

              (c) furnish to the Holders covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities;

              (d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, PROVIDED that (i) the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waiveable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders;

              (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

              (f) notify each Holder participating in the registration covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; in the event of a pending material event or transaction not publicly disclosed by the Company, then upon written notice of such event or transaction, each Holder shall suspend any sales or trades of the Company's securities under any registration statement for up to thirty
(30) days immediately following such notice;

              (g) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or national market system on which similar securities issued by the Company are then listed or traded;

              (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

              (i) to the extent economically feasible, use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

              (j) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

           6.6 PROVISION OF INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article VI that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

          6.7 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 6.2 and 6.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the participating Holders, shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses); PROVIDED, HOWEVER, that if at the time of such withdrawal, such Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to such Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 6.2.

          6.8 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 6.3 for each Holder thereof (which right may be assigned as provided in Section 6.12), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the participating Holders selected by a majority in interest thereof, but excluding underwriting discounts and commissions relating to Registrable Securities included in such registration.

          6.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          6.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers and directors of each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

              (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement in effected without the consent of the Holder from whom indemnification is sought (which consent shall not be unreasonably withheld or delayed); PROVIDED, that, in no event shall any indemnity under this Section 6.10(b) exceed the gross proceeds from the offering received by such Holder.

              (c) Promptly after receipt by an indemnified party under this Section 6.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 6.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.10.

              (d)       The obligations of the Company and Holders under this
Section 6.10 shall survive the completion of any offering of Registrable Securities in a registration statement filed pursuant to this Agreement, and otherwise.

           6.11 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

              (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

          6.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder; PROVIDED, that within a reasonable time after such transfer, the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and PROVIDED, FURTHER, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Any assignee or transferee asserting rights under this Agreement shall be deemed to have consented to the terms and conditions hereof. Holders' rights to cause the Company to register their Registrable Securities and to keep information available, granted to them by the Company under this Article VI, may be assigned (or assigned in part and retained in part) to one or more transferees or assignees who receive Registrable Securities which, upon full exercise and conversion, represent the right to obtain at least 250,000 shares of Registrable Securities (as adjusted for stock dividends, stock split, recapitalizations and the like that occur after the date of this Agreement), PROVIDED that (i) the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned, and (ii) upon request by the Company, such permitted transferee or assignee executes a counterpart to Article VI of this Agreement.

          6.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell, make short sale of, loan, grant any option for the purchase of or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities for a period of time, as agreed to by the Company and the underwriter not to exceed one hundred eighty (180) days, following the effective date of a registration statement of the Company filed under the Securities Act for an offering in which the Holder participates; PROVIDED, HOWEVER, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) except passive, outside investors enter into similar agreements.

          6.14 TERMINATION OF REGISTRATION RIGHTS. The Company's obligations pursuant to this Agreement shall terminate as to any Holder of Registrable Securities when the Holder can sell all of such Holder's Registrable Securities pursuant to Rule 144(k) under the Securities Act and shall be suspended, but not terminated, during any three-month period in which such Holder is entitled to sell all shares issued or issuable to such Holder under Rule 144.

          6.15 NO INCONSISTENT AGREEMENTS. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Purchaser and other Holders in this Article VI or otherwise conflicts with the provisions of this Article VI. The Company represents and warrants to Purchaser that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any registration rights granted to any holders of the Company's securities.

                                     ARTICLE VII
                                CONDITIONS TO CLOSINGS

  Section 7.  CONDITIONS TO CLOSINGS

          7.1 CONDITIONS TO PURCHASER'S OBLIGATION TO ACQUIRE THE CONVERTIBLE SECURED NOTE. The obligation of Purchaser to purchase the Convertible Secured Note hereunder is subject to the satisfaction, on or prior to the Note Closing Date, of the following conditions, any of which may be waived by Purchaser, in Purchaser's sole discretion, to the extent permitted by law:

              (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Note Closing Date with the same force and effect as if they had been made on and as of the Note Closing Date, and the Company shall have delivered to Purchaser a certificate to such effect, executed by the chief executive officer and chief financial officer of the Company and dated the Note Closing Date.

               (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed in all material respects all covenants, agreements and other obligations required to be performed or observed by the Company pursuant to this Agreement on or prior to the Note Closing Date, and the Company shall have delivered to Purchaser a certificate to such effect, executed by the chief executive officer and chief financial officer of the Company and dated the Note Closing Date.

              (c) ABSENCE OF MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance which would reasonably be expected to result in a Material Adverse Effect.

              (d) CONSENTS AND WAIVERS. The Company shall have obtained all consents, permits and waivers necessary for the consummation of the transactions contemplated by this Agreement (including the transactions contemplated by the other Transaction Documents).

              (e) LEGAL INVESTMENT. At the time of the Note Closing, the issuance by the Company, and the acquisition by Purchaser, of the Convertible Secured Note, Option and Warrants hereunder shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject, and no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such acquisition shall be in effect.

              (f)       CERTAIN AGREEMENTS.  Joseph Rubinfeld, Ph.D., David
M. Fineman, Elliott Fineman and Greg Swendsen shall have executed and delivered to Purchaser an agreement in substantially the form set forth in EXHIBIT F, each other officer of the Company shall have executed and delivered to Purchaser an agreement in substantially the form set forth in EXHIBIT G, and each such agreement shall be in full force and effect.

              (g) OPINION OF COMPANY'S COUNSEL. Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, shall have delivered an opinion addressed to Purchaser, dated the Note Closing Date, substantially in the form as that attached hereto as EXHIBIT H.

           7.2 CONDITIONS TO COMPANY'S OBLIGATION TO ISSUE THE CONVERTIBLE SECURED NOTE. The Company's obligation to sell and issue the Convertible Secured Note to Purchaser hereunder is subject to the satisfaction, on or prior to the Note Closing Date, of the following conditions, any of which may be waived by the Company, in its sole discretion, to the extent permitted by law:

              (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Note Closing Date with the same force and effect as if they had been made on and as of the Note Closing Date, and Purchaser shall have delivered to the Company a certificate to such effect, executed by a duly authorized member of Purchaser and dated the Note Closing Date.

              (b) PERFORMANCE OF OBLIGATIONS. Purchaser shall have performed in all material respects all covenants, agreements and other obligations required to be performed or observed by Purchaser pursuant to this Agreement on or prior to the Note Closing Date, and Purchaser shall have delivered to the Company a certificate to such effect, executed by a duly authorized member of Purchaser and dated the Note Closing Date.

              (c) LEGAL INVESTMENT. At the time of the Note Closing, the issuance by the Company, and the acquisition by Purchaser, of the Convertible Secured Note, the Option and the Warrants hereunder shall be legally permitted by all laws and regulations to which either Purchaser or the Company is subject, and no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such acquisition shall be in effect.

           7.3 CONDITIONS TO ISSUANCE OF OPTION COMMON. The consummation of each Option Closing shall be subject to the condition (which may be waived by Purchaser, in its sole discretion) that the Company shall have delivered to Purchaser a certificate, executed by the chief executive officer and chief financial officer of the Company, to the effect that the representations and warranties of the Company set forth in this Agreement are true and complete in all material respects on the Option Closing Date with the same force and effect as if they had been made on and as of the Option Closing Date (except for changes that could not reasonably be expected to have a Material Adverse Effect) and that the Company has performed in all material respects the covenants, agreements and other obligations that the Company is required to perform or observe under this Agreement prior to the Option Closing Date.
The Company's obligation to issue and deliver to Purchaser the Option Common is subject to the satisfaction, on or prior to the applicable Option Closing Date, of the following conditions, any of which may be waived by the Company, in its sole discretion, to the extent permitted by law:

              (a) all waiting periods, if any, under the HSR Act applicable to the issuance of the shares of Option Common by the Company and the acquisition of such shares by Purchaser hereunder shall have expired or been terminated;

              (b) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect; and

              (c) all consents, approvals, orders, authorizations and permits of any federal, state, local or foreign governmental authority, if any, required in connection with the issuance of the shares of Option Common by the Company and the acquisition of such shares by Purchaser hereunder have been obtained.

              (d) the representations and warranties made by Purchaser in Section 4.3 of this Agreement shall be true and correct in all material respects on and as of the Option Closing Date as if made on such date, and Purchaser shall have delivered to the Company a certificate to such effect, executed by a duly authorized member of Purchaser and dated the Option Closing Date.

                                     ARTICLE VIII
                                    MISCELLANEOUS

      Section 8. MISCELLANEOUS.

              8.1 ACCESS TO INFORMATION. No information or knowledge obtained in any investigation by Purchaser shall affect or be deemed to modify any representation or warranty contained in this Agreement or the Transaction Documents or the conditions to the respective obligations of the parties set forth in Article VII.

              8.2 WAIVERS AND AMENDMENTS. This Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

              8.3 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California applicable to contracts to be wholly performed therein, without respect to the conflicts or the laws or rules thereof.

              8.4 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive the closings of the transactions contemplated hereby, notwithstanding any investigation made by Purchaser. All statements as to factual matters contained in any certificate delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

              8.5 SUCCESSORS AND ASSIGNS. Except as expressly provided or contemplated by this Agreement and the other Transaction Documents, neither this Agreement nor any right, obligation or interest hereunder shall be assigned, either in whole or in part, by any party hereto (other than by operation of law) without the prior written consent of the other parties; PROVIDED, that nothing herein shall prevent or limit the ability of Purchaser to assign any or all of its rights under this Agreement or any of the other Transaction Documents to an any majority-owned and controlled affiliate of Ellison. Subject to the foregoing limitations, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by, the parties hereto and their respective successors and assigns.

              8.6 ENTIRE AGREEMENT. This Agreement, the other Transaction Documents, and the other certificates and documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede the Outline of Principal Terms dated April 4, 1997 and all other prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto.

              8.7 NOTICES. Except as provided in Section 5.10(b)(ii), all notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or by overnight courier or mailed by first class mail, or Express Mail, postage prepaid, or via facsimile, addressed (a) if to Purchaser or Ellison, to Tako Ventures, LLC, c/o Howson & Simon, 220 Montgomery Street, Suite 1041, San Francisco, CA 94104, Attn:
Philip Simon, with copies of said notice to be sent to Springs Rivin Detwiler Dudnick & Stikker, 351 California Street, Fifteenth Floor, San Francisco, CA 94104, Attn: Andrew Dudnick, and Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, CA 94301, Attn: Rod J. Howard, Esq., and Brad J. Rock, Esq., or to such other address (including electronic mail address) as Purchaser or Ellison shall have furnished to the Company in writing or by electronic mail, or (b) if to the Company, to SuperGen, Inc., Two Annabel Lane, Suite 220, San Ramon, CA 94583, Attn: Dr. Joseph Rubinfeld, with a copy of any said notice to be sent to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Attn: Page Mailliard, Esq., or to such other address (including electronic mail address) as the Company shall have furnished to Purchaser and Ellison in writing or by electronic mail. Except as provided in Section 5.10(b)(ii), notices that are mailed by (i) first class mail shall be deemed received three (3) business days after deposit in the mail and (ii) Express Mail or overnight courier shall be deemed received one (1) business day after deposit in the mail or delivery to such courier. In the event that the notice is sent by facsimile, notice shall be deemed to have been received when sent and confirmed as to receipt.

              8.8 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

              8.9 EXPENSES.  The Company shall reimburse Purchaser for all
(i) out-of-pocket expenses associated with this Agreement, the other Transaction Documents and the transactions described herein and therein which are incurred through or otherwise payable at the Note Closing, including but not limited to travel and expenses associated with Purchaser's due diligence, plus customary and reasonable legal fees and expenses of Purchaser's counsel, and (ii) all filing fees and other out-of-pocket expenses (whether incurred or payable before or after the Note Closing), including but not limited to customary and reasonable legal fees and expenses of counsel, in connection with any HRS filing(s) relating to the transactions contemplated by this Agreement and the other Transaction Documents, including any HSR filings required for Purchaser's exercise of the Option or Warrants. The foregoing reimbursement shall be in addition to, and not in limitation of the payment of expenses provided by Sections 6.7 and 6.8 and any other express obligation to pay or reimburse expenses provided by any other provision of this Agreement or any of the other Transaction Documents.

              8.10 INTERPRETATION. The table of contents and the titles of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. When reference is made in this Agreement to an "article" or "Article" or to a "section" or "Section", such reference shall be to an Article or a Section of this Agreement unless otherwise specified. Whenever the words "include", "includes", or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "herein," "hereof" and words of similar import refer to this Agreement as a whole, and not to any single provision thereof. In determining whether a given percentage of shares of Common Stock is owned by Purchaser either on a "primary or fully diluted basis," Purchaser's ownership percentage on a primary basis shall be calculated on the basis of the number of shares of Common Stock then owned by Purchaser, measured as a percentage of the shares of Common Stock of the Company then outstanding, and Purchaser's ownership percentage on a fully diluted basis shall be calculated on the basis of the shares of Common Stock then owned by Purchaser, together with the shares of Common Stock issuable upon conversion of the then-unconverted portion of the Convertible Secured Note and the shares of Common Stock then purchasable by Purchaser pursuant to the then-unexercised portion of the Option and the Warrants, measured as a percentage of the shares of Common Stock of the Company then outstanding together with the shares of Common Stock then issuable under then-outstanding notes, options, warrants and other securities of the Company which are convertible then or in the future into Common Stock.

              8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              8.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Company or to Purchaser shall impair any such right, power or remedy of the Company or Purchaser, nor shall it be construed to be a waiver of any breach or default under this Agreement and the other Transaction Documents, or an acquiescence therein or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement and the other Transaction Documents, or by law otherwise afforded to the Company or Purchaser, shall be cumulative and not alternative.

     IN WITNESS WHEREOF, Purchaser, the Company and, solely with respect to Sections 5.3 and 5.5 of the Agreement, Ellison have caused this Agreement to be duly executed as of the date and year first written.


    SUPERGEN, INC.

    By:
            -------------------------------------
              Name:
         Title:

    TAKO VENTURES, LLC

    By   CEPHALOPOD CORPORATION, Member


         By:
            -------------------------------------
              Lawrence J. Ellison
              Chief Executive Officer

    ---------------------------------------------
    LAWRENCE J. ELLISON

                                      EXHIBIT A

                         CONVERTIBLE SECURED PROMISSORY NOTE

$15,300,000                                 June 17, 1997


    FOR VALUE RECEIVED, the undersigned, SUPERGEN, INC., a California corporation ("BORROWER"), hereby promises to pay to TAKO VENTURES, LLC, a California limited liability company, or order ("LENDER"), Fifteen Million Three Hundred Thousand Dollars ($15,300,000), as provided herein.

    This Note is issued pursuant to the Convertible Secured Note, Option and Warrant Purchase Agreement, dated as of the date hereof, by and among Borrower, Lender and, solely for the purposes of Sections 5.3 and 5.5 thereof, Lawrence J. Ellison (the "PURCHASE AGREEMENT"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

A.  PAYMENT SCHEDULE.

    1. PRINCIPAL. The principal indebtedness shall be payable in full upon Lender's delivery of a Notice of Demand prior to the Conversion Time in accordance with the terms of Section 1.1 of the Purchase Agreement. If a timely Notice of Demand is not given and this Note is not fully converted into shares of Common Stock of the Borrower in accordance with Section 1.1 of the Purchase Agreement because any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended (the "HSR ACT") shall not have expired or been terminated or any required regulatory approval shall not have been received, then on the Option Termination Date the principal indebtedness outstanding shall be payable in full in accordance with Section 1.1 of the Purchase Agreement.

    2. PREPAYMENT. Borrower shall have not have any right to prepay, in whole or in part, the principal of this Note.

    3. FORM OF PAYMENT. Principal and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

B. CONVERSION. In the event that a Notice of Demand is not given prior to the Conversion Time as provided in Section 1.1 of the Purchase Agreement, then the outstanding unpaid principal hereunder shall be converted, in whole or in part, to the maximum extent permitted under the HSR Act and any other applicable laws, effective at the Conversion Time, into fully paid and nonassessable shares of Common Stock of Borrower in accordance with the terms and conditions of Section 1.1 of the Purchase Agreement.

C. SECURITY INTEREST. Borrower's obligations hereunder are secured by the Collateral, as defined in the Pledge and Security Agreement, dated as of the date hereof, by and between Borrower and Lender (the "SECURITY AGREEMENT").

D.  EVENTS OF DEFAULT.

    1. DEFINITION OF EVENT OF DEFAULT. The occurrence of any one or more of the following events on or after the Conversion Time shall constitute an "EVENT OF DEFAULT" hereunder:

              (i) any failure by Borrower to pay any amount payable, or to issue any securities issuable, hereunder in accordance with the terms hereof;

              (ii) subjection of the Collateral to levy of execution or other judicial process; or

              (iii) Borrower's institution of proceedings against it, or Borrower's filing of a petition or answer or consent seeking reorganization or release, under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or Borrower's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower or of any substantial part of its property, or Borrower's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action.

    2. RIGHTS AND REMEDIES ON EVENT OF DEFAULT. During the continuance of an Event of Default, Lender shall have the right (i) to accelerate the payment of the principal, interest and charges owing hereunder and (ii) to enforce this Note by exercise of the rights and remedies granted to it by applicable law or under the Transaction Documents.

E.  OTHER PROVISIONS.

    1. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or by overnight courier or mailed by first class mail, or Express Mail, postage prepaid, or via facsimile, delivered as follows:

    (i)  if to Lender, to:

         Tako Ventures, LLC,
         c/o Philip Simon
         Howson & Simon CPAs L.P.
         220 Montgomery Street
         Suite 1041
         San Francisco, CA 94104

         with copies to:

         Springs, Rivin, Detwiler, Dudnick & Stikker
         351 California Street
         Suite 1041
         San Francisco, CA 94104
         Attention:  Andy Dudnick, Esq.

         Gray Cary Ware & Freidenrich
         A Professional Corporation
         400 Hamilton Avenue
         Palo Alto, CA 94301
         Attention:  Rod J. Howard, Esq. & Brad J. Rock, Esq.

         or at such other address as Lender shall have furnished to Borrower in writing,

    (ii) if to Borrower, to:

         SuperGen, Inc.
         Two Annabel Lane, Suite 220
         San Ramon, CA 94583

         with a copy to:

         Wilson Sonsini Goodrich & Rosati,
         Professional Corporation
         650 Page Mill Road
         Palo Alto, California 94304-1050
         Attn: John V. Roos, Esq. and Page Mailliard, Esq.

         or at such other address as Borrower shall have furnished to Lender in writing.

Notices that are mailed by (i) first class mail shall be deemed received three (3) business days after deposit in the mail and (ii) Express Mail or overnight courier shall be deemed received one (1) business day after deposit in the mail. In the event that the notice is sent by facsimile, notice shall be deemed to have been received when sent and confirmed as to receipt.

    2. LENDER'S RIGHTS; BORROWER WAIVERS. Lender's acceptance of partial or delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and, to the greatest extent permitted by law, Borrower waives any defense based upon any statutes of limitation. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

    3. ENFORCEMENT COSTS. Borrower shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of Lender hereunder, including all costs and expenses incurred during a bankruptcy or similar proceeding of Borrower.

    4. SEVERABILITY. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

    5. AMENDMENT PROVISIONS. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.

    6. BINDING EFFECT. This Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns; PROVIDED, HOWEVER, that Borrower's rights and obligations shall not be assigned or delegated without Lender's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void AB INITIO.

    7. TIME OF ESSENCE. Time is of the essence of each and every provision of this Note.

    8. HEADINGS. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

                        SUPERGEN, INC.


                        By_____________________________________________

                        Name:
                        Title:

                                      EXHIBIT B

THE SECURITY EVIDENCED BY THIS WARRANT AND THE SECURITIES TO BE PURCHASED UNDER THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE, TRANSFER OR ASSIGNMENT IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

THE SECURITY EVIDENCED BY THIS WARRANT AND THE SECURITIES TO BE PURCHASED UNDER THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL SET FORTH IN A CONVERTIBLE SECURED NOTE, OPTION AND WARRANT PURCHASE AGREEMENT DATED JUNE 17, 1997, BY AND AMONG SUPERGEN, INC., TAKO VENTURES, LLC AND, SOLELY FOR PURPOSES OF SECTIONS 5.3 AND 5.5 THEREOF, LAWRENCE J. ELLISON, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES.

No. [sample]                                       Right to Purchase 500,000
June 17, 1997                                         Shares of Common Stock
Void after June 17, 2007


                                    SUPERGEN, INC.

                        SERIES 1 COMMON STOCK PURCHASE WARRANT
                                   (Non-redeemable)

    SuperGen, Inc., a California corporation (the "Company"), hereby certifies that, for good and valuable consideration, [-HOLDER-], a _______________ (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time during the period commencing at 10:00 a.m. on June 17, 1997 and ending on the earlier of (i) the delivery of any Notice of Demand pursuant to that certain Convertible Secured Note, Option and Warrant Purchase Agreement by and among the Company, Tako Ventures, LLC and, solely for purposes of Sections 5.3 and 5.5 thereof, Lawrence J. Ellison dated as of June 17, 1997 (the "Purchase Agreement") and
(ii) 5:00 p.m., Pacific Time, on June 17, 2007 (the "Exercise Period"), up to the number of fully-paid and non-assessable shares of Common Stock of the Company set forth in Section 1 below for the price per share set forth in
Section 2 below, subject to adjustment as herein provided.

    1. NUMBER OF SHARES. Subject to adjustment as provided in Section 8 below, this Warrant shall be exercisable for Five Hundred Thousand (500,000) shares of Common Stock of the Company, par value $0.001 (the "Shares").

    2. EXERCISE PRICE. This Warrant shall be exercisable at a price (the "Exercise Price") equal to Thirteen Dollars and Fifty Cents ($13.50) per Share, in U.S. dollars, subject to adjustment as provided in Section 8 below.

    3. REDEMPTION BY THE ISSUER. This Warrant is not subject to redemption by the Company.

    4.   EXERCISE OR CONVERSION OF WARRANT.

         4.1. EXERCISE. During the Exercise Period, this Warrant may be exercised in whole or in part by the Warrant Holder by executing and delivering to the Company at its principal office the written notice of exercise in the form attached hereto as EXHIBIT W-1, specifying the portion of the Warrant to be exercised and accompanied by this Warrant, and paying to the Company the amount obtained by multiplying the number of Shares designated in the notice of exercise by the Exercise Price, as then in effect, in cash (in immediately available funds) or, where permitted by law, by cancellation of indebtedness of the Company to the Warrant Holder, or by surrender of shares of the Company's Common Stock that are clear of all liens, claims, encumbrances or security interests. Cash used in payment of some or all of the purchase price of any exercise hereunder, if in an amount in excess of One Hundred Thousand Dollars ($100,000), shall be by wire transfer of immediately available funds payable to the order of the Company.

         4.2. CONVERSION. In lieu of exercising this Warrant or any portion hereof, the Warrant Holder shall have the right to convert this Warrant or any portion hereof during the Exercise Period into shares of Common Stock by executing and delivering to the Company at its principal office the written notice of conversion in the form attached hereto as EXHIBIT W-1, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of Shares to be issued upon such conversion shall be that number of Shares equal to the quotient obtained by dividing (x) the value of the converted portion of the Warrant at the time the conversion right is exercised (determined by subtracting the aggregate Exercise Price for the Shares represented by the portion of the Warrant to be converted from the Fair Market Value of such Shares at the time of conversion) by (y) the Fair Market Value of one Share at such time. As used herein, "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

              (a) if such Common Stock is then quoted on The Nasdaq National Market, the simple average of the closing sale prices as reported on The Nasdaq National Market for the ten (10) consecutive trading days prior to such date;

              (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the simple average of the closing sale prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading for the ten (10) consecutive trading days prior to such date;

              (c) if such Common Stock is publicly traded but is not quoted on The Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the simple average of the closing bid prices for the ten
(10) consecutive trading days prior to such date, as reported by The Wall Street Journal or other widely available reporting source, for the over-the-counter market; or

              (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

Any portion of this Warrant that is converted shall be immediately canceled.

         4.3. INVESTMENT LETTER. Upon exercise or conversion of the Warrant in accordance with Sections 4.1 or 4.2 hereof, the Warrant Holder shall either (i) execute and deliver to the Company an investment letter in the form attached hereto as EXHIBIT W-2 or (ii) deliver to the Company an opinion of counsel for the Warrant Holder reasonably satisfactory to the Company, stating that such exercise or conversion is exempt from the registration and prospectus delivery requirements of such the Securities Act of 1933, as amended (the "Securities Act").

         4.4. LIMITATION ON EXERCISE OR CONVERSION.  Notwithstanding Sections
4.1 and 4.2 and any other provisions of this Warrant, the Warrant Holder's rights to obtain shares of Common Stock (or other voting securities that the Warrant Holder may otherwise become entitled to receive in accordance with
Section 8 below) upon exercise or conversion of this Warrant shall be subject to the expiration or early termination of any applicable waiting periods relating to the acquisition of such securities by the Warrant Holder under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, if applicable, shall be subject to and limited by the provisions set forth in
Section 5.5 of the Purchase Agreement.

    5. DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the exercise or conversion of this Warrant (in full or in part) in accordance with Section 4 above, the Company at its expense will cause to be issued in the name of and delivered to the Warrant Holder (i) a certificate or certificates for the number of fully paid and nonassessable Shares to which the Warrant Holder shall be entitled upon such exercise or conversion and
(ii) a new Warrant of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of the Warrant not exercised or converted by the Warrant Holder. The Warrant Holder shall for all purposes be deemed to have become the holder of record of such Shares at the close of business on the date on which this Warrant was surrendered together with a notice of exercise or conversion and, in the case of exercise, payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender, notice and payment is a date when the stock transfer books of the Company are closed, the Warrant Holder shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

    6. COVENANTS AS TO COMMON STOCK. The Company covenants and agrees that all the Shares will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have authorized and reserved, and free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant

    7. REGISTRATION RIGHTS. This Warrant and the Shares issued or issuable upon the exercise or conversion of this Warrant are subject to registration in accordance with the registration rights in favor of the Warrant Holder as provided for in Article VI of the Purchase Agreement.

    8.   ADJUSTMENTS.

         8.1. In the event that the Company shall (i) pay a dividend in, or make a distribution of, shares of capital stock or other securities (including, without limitation, any rights or options to subscribe to or purchase any additional shares of any class of its capital stock, any evidence of its indebtedness or assets, or any other rights or options) on its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of such shares or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of Shares purchasable upon the exercise of this Warrant shall be adjusted so that upon the subsequent exercise of this Warrant, the Warrant Holder shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock and other securities (of one or more classes) which such holder would have owned or would have been entitled to receive immediately following the happening of any of the events described above had this Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this Section shall, in the case of a dividend or distribution of stock or other securities, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Section, the Warrant Holder shall become entitled to receive shares or other units of two or more classes of capital stock or other securities of the Company upon a subsequent exercise hereof, the Board of Directors of the Company (whose reasonable determination shall be conclusive and, upon request by the Warrant Holder, shall be evidenced by a certified Board resolution delivered to the Warrant Holder) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock. The above provisions of this Section 8.1 shall apply similarly to successive stock dividends, subdivisions and combinations.

         8.2. In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Section 8.1 above or Section 8.4 below), any Warrant Holder, upon exercise of this Warrant, shall be entitled to receive, in substitution for the Common Stock to which it would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that it would have been entitled to receive at the same aggregate Exercise

Price upon such reorganization or reclassification if this Warrant had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose reasonable determination shall be conclusive and, upon request by the Warrant Holder, shall be evidenced by a certified Board resolution delivered to the Warrant Holder) shall be made for the application of this Section 8.2 with respect to the rights and interests thereafter of the Warrant Holder (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock or other securities), to the end that this Section 8.2 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of this Warrant for any shares or securities or other property (or cash) thereafter deliverable upon the exercise hereof. The above provisions of this Section 8.2 shall apply similarly to successive reorganizations or recapitalizations.

         8.3. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of this Warrant is adjusted as provided in this
Section 8, the Company will promptly deliver to the Warrant Holder a certificate signed by a Chairman or co-Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of this Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 8, and setting forth a brief statement of the facts accounting for such adjustments; PROVIDED, HOWEVER, that failure to deliver any notice required under this
Section 8.3, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 8; and PROVIDED, FURTHER, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 9 hereof.

         8.4. In the event of any consolidation or share exchange reorganization of the Company with, or merger of the Company into, another corporation (other than a consolidation, share exchange information or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the entity formed by such consolidation, share exchange reorganization or merger or the person which shall have acquired such property, as the case may be, shall execute and deliver to the Warrant Holder a new warrant providing that the Warrant Holder shall have the right thereafter (until the expiration of this Warrant) to receive, upon exercise of such warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, share exchange reorganization, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which this Warrant might have been exercised immediately prior to such consolidation, share exchange reorganization, merger, sale or transfer. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 8.4. The above provision of this Section 8.4 shall similarly apply to successive consolidations, share exchange reorganizations, mergers, sales or transfers.

         8.5. Irrespective of any adjustments in the number or kind of shares or other securities or property issuable upon exercise of this Warrant, this Warrant and any replacement or balance Warrants thereafter issued may continue to express the same price and number and kind of shares as are stated in the original Warrant.

         8.6. The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board, to make any computation required under this Section 8, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section 8.

         8.7. For the purpose of this Section 8, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Restated Articles of Incorporation of the Company, as amended, at the date of this Warrant, or
(ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this
Section 8, the Warrant Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 8, and all other provisions of this Warrant, with respect to the Common Stock, shall apply on like terms to any such other shares.

         8.8. The Company may, from time to time and to the extent permitted by law, reduce the exercise price of this Warrant by any amount for a period of not less than twenty (20) days. If the Company so reduces the exercise price of this Warrant, it will give the Warrant Holder not less than fifteen (15) days' notice of such decrease, and shall take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

         8.9. Whenever the number of Shares purchasable upon the exercise of this Warrant is adjusted as provided in Section 8, the Exercise Price for each Share payable upon exercise shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

    9. NOTICE OF CERTAIN CORPORATE ACTIONS. In case the Company after the date hereof shall propose (i) to offer to the holders of Common Stock, generally, rights to subscribe to or purchase any additional shares of any class of its capital stock, any evidences of its indebtedness or assets, or any other rights or options or (ii) to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall deliver to the Warrant Holder notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise
Price and the number or kind of shares or other securities purchasable upon exercise of the Warrant which will be required as a result of such action.
Such notice shall be sent, in the case of any action covered by clause (i) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clause (ii) above, at least twenty (20) days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

    10. TAXES. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock or other securities of the Company upon the exercise hereof.

    11. NO FRACTIONAL INTERESTS. The Company shall not be required to issue any replacement or balance Warrant evidencing a fraction of a Warrant or to issue fractions of shares or other securities upon the exercise or conversion of this Warrant. If any fraction (calculated to the nearest one-hundredth) of a Warrant or of a share or other securities would, except for the provisions of this Section 11, be issuable upon the exercise or conversion of any Warrant, the Company shall, at its option, either purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the Fair Market Value thereof, or issue the required fractional Warrant, or share or other security. The Warrant Holder expressly waives any right to receive a replacement or balance Warrant evidencing any fraction of a Warrant or to receive any fractional share or other securities upon exercise or conversion of this Warrant, except as expressly provided in this
Section 11. Each adjustment in the number of shares of Common Stock purchasable hereunder shall be calculated to the nearest whole share with fractional shares disregarded.

    12. NO STOCKHOLDER RIGHTS. This Warrant, as such, shall not entitle the Warrant Holder to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose whatever, nor shall anything contained herein be construed to confer upon the Warrant Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 9 hereof), or to receive dividend or subscription rights, or otherwise, until this Warrant shall have been exercised or converted in accordance with the provisions hereof.

    13. TRANSFER AND EXCHANGE OF WARRANT. Subject to Section 11, this Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Shares as shall be designated by the Warrant Holder at the time of such surrender. Subject, if applicable, to the restrictions provided in
Section 5.10 of the Purchase Agreement, this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company, by the Warrant Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Warrant Holder a new Warrant with respect to the Warrant balance not so transferred. Each taker and holder of this Warrant or any Warrant issued upon transfer hereof, by taking or holding the same, consents and agrees to be bound by the terms, conditions, representations and warranties hereof (and as a condition to any transfer of this Warrant the transferee shall upon request by the Company execute an agreement confirming the same), and, when this Warrant shall have been so endorsed and presented, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; PROVIDED, HOWEVER that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Warrant Holder hereof as the owner of this Warrant for all purposes.

    14. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such customary and reasonable terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

    15.  RESTRICTIONS ON TRANSFER.

         15.1. CERTIFICATES. Certificates representing any of the Shares acquired pursuant to the provisions of this Warrant shall have endorsed thereon the following legends, as appropriate.

               (a) Unless such Shares are received in a transaction registered under the Securities Act and qualified (if necessary) under applicable state securities laws:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

              (b) If such Shares are to be issued to Tako Ventures, LLC or its affiliates:

         "UNTIL JUNE 17, 2002, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL SET FORTH IN A CONVERTIBLE SECURED NOTE, OPTION AND WARRANT PURCHASE AGREEMENT DATED AS OF JUNE 17, 1997 BY AND AMONG SUPERGEN, INC., TAKO VENTURES, LLC AND, SOLELY FOR PURPOSES OF SECTIONS 5.3 AND 5.5 THEREOF, LAWRENCE J. ELLISON, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES."

              (c) Any legend required to be placed thereon by any applicable state securities laws.

         15.2. COMPLIANCE WITH ACT. The Warrant Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon the exercise or conversion hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon the exercise or conversion hereof except under circumstances which will not result in a violation of the Securities Act or of applicable state securities laws.

    16.  MISCELLANEOUS.

         16.1. ENTIRE AGREEMENT. This Warrant and the related agreements referenced herein constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

         16.2. WAIVERS AND AMENDMENTS. This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         16.3. APPLICABLE LAW. This Warrant shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws (excluding conflicts of law rules) of the State of California applicable to contracts made and performed in that State; provided, however, that if the Company has merged into a Delaware corporation, then this Warrant shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws (excluding conflict of law rules) of the State of Delaware applicable to contracts made and performed in that State.

         16.4. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other internationally recognized overnight courier service, or by mail, postage prepaid, registered or certified airmail, addressed to the applicable party as follows:

    if to the Warrant Holder, addressed
    to the Warrant Holder:  __________________________________
                            __________________________________
                            __________________________________
                            Attention:________________________
                            Fax:______________________________

    with copies to:         __________________________________
                            __________________________________
                            __________________________________
                            Attention:________________________
                            Fax:______________________________

                            __________________________________
                            __________________________________
                            __________________________________
                            Attention:________________________
                            Fax:______________________________


    if to the Company,
    addressed to the Company:  SuperGen, Inc.
                               Two Annabel Lane
                               Suite 220
                               San Ramon, California  94583
                               Attention:  Dr. Joseph Rubinfeld
                               Fax:  510-327-7347
    with a copy to:            Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                               650 Page Mill Road
                               Palo Alto, California 94304-1050
                               Attn:  Page Mailliard, Esq.

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 16.4.

         16.5. HEADINGS. The headings in this Warrant are for convenience of reference only and shall not affect the meaning or interpretation of this Warrant.

                                  SUPERGEN, INC.:



                                  By: ____________________________________

                                  Title: _________________________________

                                     EXHIBIT W-1
                           NOTICE OF EXERCISE OR CONVERSION


                                                       Date: __________, 19___

SuperGen, Inc.
Two Annabel Lane
Suite 220
San Ramon, California  94583

Attention: __________________________

Dear M__________________:

        The undersigned hereby elects to exercise or convert the enclosed Warrant dated ____________, 1997 issued to it by SuperGen, Inc. (the "Company").

        The undersigned elects to:

        / / Exercise the Warrant and to purchase thereunder _______ shares of the Common Stock of the Company (the "Shares") at an exercise price of $13.50 per Share (as adjusted pursuant to Section 8 of the Warrant), or an aggregate purchase price of ________________ Dollars ($____________)
             (the "Purchase Price"). Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full, of which Purchase Price, $___________ is to be paid by tender of ________ shares of the Company's Common Stock which are delivered herewith in form suitable for transfer.

        / / Convert the value of ___________ shares of the Common Stock issuable pursuant to the Warrant at the Exercise Price
             (as defined in the Warrant) of $13.50 per Share (as adjusted pursuant to Section 8 of the Warrant).

        The undersigned hereby represents and warrants that all of the representations and warranties of the undersigned set forth in Section 15.2 of the Warrant are true and correct as of the date hereof, and that the undersigned has executed and delivered the Investment Letter attached as EXHIBIT W-2 to the Warrant.

                                     Very truly yours,


                                     Warrant Holder

                                     By:_________________________________

                                     Title:______________________________

Accepted and Acknowledged:

SuperGen, Inc.

By:__________________________________

Dated:________________________, 19___

                                  EXHIBIT W-2


THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO SUPERGEN, INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE
WARRANT DATED           , 1997 WILL BE ISSUED.

                                  INVESTMENT LETTER

                                ______________, 19__

SuperGen, Inc.
Two Annabel Lane
San Ramon, California  94583

Attention: ________________________

Dear M____________________:

    The undersigned, ___________________ ("Purchaser"), intends to acquire up to ___________ shares of the Common Stock (the "Stock") of SuperGen, Inc. ("SuperGen") from SuperGen pursuant to the exercise of certain warrants to purchase stock held by the Purchaser. The Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by SuperGen, Purchaser represents, warrants and agrees as follows:

    The Purchaser is an accredited investor within the meaning of Rule 501 under the 1933 Act and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Stock and of protecting Purchaser's interests in connection therewith.

    Purchaser is acquiring the Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.

    Purchaser has been advised that the Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by SuperGen on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

    Purchaser has been informed that under the 1933 Act, the Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Stock. Purchaser further agrees that SuperGen may refuse to permit Purchaser to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for SuperGen, to the effect that such registration is not required.

    Purchaser also understands and agrees that there will be placed on the certificate(s) for the Stock, or any substitutions therefor, applicable legends stating in substance:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

    If such Shares are to be issued to Tako Ventures, LLC or its affiliates:
"THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL SET FORTH IN A CONVERTIBLE SECURED NOTE, OPTION AND WARRANT PURCHASE AGREEMENT DATED AS OF JUNE 17, 1997 BY AND AMONG SUPERGEN, INC., TAKO VENTURES, LLC AND, SOLELY FOR PURPOSES OF SECTIONS 5.3 AND 5.5 THEREOF LAWRENCE J. ELLISON, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES."

    Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Stock with Purchaser's counsel.

                                     Very truly yours,



                                     Purchaser

                                     By:_________________________________

                                     Title:______________________________

                                      EXHIBIT C

THE SECURITY EVIDENCED BY THIS WARRANT AND THE SECURITIES TO BE PURCHASED UNDER THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE, TRANSFER OR ASSIGNMENT IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

THE SECURITY EVIDENCED BY THIS WARRANT AND THE SECURITIES TO BE PURCHASED UNDER THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL SET FORTH IN A CONVERTIBLE SECURED NOTE, OPTION AND WARRANT PURCHASE AGREEMENT DATED JUNE 17, 1997, BY AND AMONG SUPERGEN, INC., TAKO VENTURES, LLC AND, SOLELY FOR PURPOSES OF SECTIONS 5.3 AND 5.5 THEREOF, LAWRENCE J. ELLISON, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES.

No. [sample]                                       Right to Purchase [X00,000]
June 17, 1997                                           Shares of Common Stock
Void after June 17, 2007


                                    SUPERGEN, INC.

                       SERIES 2 COMMON STOCK PURCHASE WARRANT
                                     (Redeemable)

    SuperGen, Inc., a California corporation (the "Company"), hereby certifies that, for good and valuable consideration, [-HOLDER-], a _______________ (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time during the period commencing at 10:00 a.m. on June 17, 1997 and ending on the earlier of (i) the delivery of any Notice of Demand pursuant to that certain Convertible Secured Note, Option and Warrant Purchase Agreement by and among the Company, Tako Ventures, LLC, and solely for purposes of Sections 5.3 and 5.5 thereof, Lawrence J. Ellison dated as of June 17, 1997 (the "Purchase Agreement") and (ii) 5:00 p.m., Pacific Time, on June 17, 2007, subject to earlier redemption in accordance with Section 3 below (the "Exercise Period"), up to the number of fully-paid and non-assessable shares of Common Stock of the Company set forth in Section 1 below for the price per share set forth in Section 2 below, subject to adjustment as herein provided.

    1.   NUMBER OF SHARES.  Subject to adjustment as provided in Section 8
below, this Warrant shall be exercisable for [                      ]
([X00,000]) shares of Common Stock of the Company, par value $0.001 (the "Shares").

    2. EXERCISE PRICE. This Warrant shall be exercisable at a price (the "Exercise Price") equal to Thirteen Dollars and Fifty Cents ($13.50) per Share, in U.S. dollars, subject to adjustment as provided in Section 8 below.

    3.   REDEMPTION BY THE ISSUER.

         3.1 From and after the Conversion Time (as defined in the Purchase Agreement) this Warrant may be redeemed at the option of the Company, in whole or in part on a pro-rata basis with all other Series 2 Warrants then outstanding, at any time if, at the time notice of such redemption is given by the Company as provided in Section 3.3, below, the Daily Price (after adjustment in accordance with Section 8.9) has exceeded $27.00 for the thirty (30) consecutive trading days immediately preceding the date of such notice, at a price equal to $0.25 per Warrant (the "Redemption Price"). For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price on that day as reported by the principal exchange or quotation system on which prices for the Common Stock are reported. On the Redemption Date (as defined below), the Warrant Holder shall be entitled to payment of the Redemption Price upon surrender of the redeemed portion of this Warrant to the Company at its principal office.

         3.2 A written notice of any redemption of this Warrant, which shall set forth the date for the redemption, which date must be not less than thirty
(30) days and not more than sixty (60) days following the date of such notice (the "Redemption Date"), shall be delivered by registered or certified mail, return receipt requested, to the Warrant Holder at its address appearing on the books or transfer records of the Company (or such other address designated in writing by the Warrant Holder to the Company not less than forty (40) days prior to the Redemption Date).

         3.3 This Warrant remains exercisable and convertible in full, as otherwise provided for herein, through and until the close of business on the Redemption Date. From and after the close of business on the Redemption Date, all rights of the Warrant Holder (except the right to receive the Redemption Price) shall terminate.

    4.   EXERCISE OR CONVERSION OF WARRANT.

         4.1 EXERCISE. During the Exercise Period, this Warrant may be exercised in whole or in part by the Warrant Holder by executing and delivering to the Company at its principal office the written notice of exercise in the form attached hereto as EXHIBIT W-1, specifying the portion of the Warrant to be exercised and accompanied by this Warrant, and paying to the Company the amount obtained by multiplying the number of Shares designated in the notice of exercise by the Exercise Price, as then in effect, in cash (in immediately available funds) or, where permitted by law, by cancellation of indebtedness of the Company to the Warrant Holder, or by surrender of shares of the Company's Common Stock that are clear of all liens, claims, encumbrances or security interests. Cash used in payment of some or all of the purchase price of any exercise hereunder, if in an amount in excess of One Hundred Thousand Dollars ($100,000), shall be by wire transfer of immediately available funds payable to the order of the Company.

         4.2 CONVERSION. In lieu of exercising this Warrant or any portion hereof, the Warrant Holder shall have the right to convert this Warrant or any portion hereof during the Exercise Period into shares of Common Stock by executing and delivering to the Company at its principal office the written notice of conversion in the form attached hereto as EXHIBIT W-1, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of Shares to be issued upon such conversion shall be that number of Shares equal to the quotient obtained by dividing (x) the value of the converted portion of the Warrant at the time the conversion right is exercised (determined by subtracting the aggregate Exercise Price for the Shares represented by the portion of the Warrant to be converted from the Fair Market Value of such Shares at the time of conversion) by (y) the Fair Market Value of one Share at such time. As used herein, "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

              (a) if such Common Stock is then quoted on The Nasdaq National Market, the simple average of the closing sale prices as reported on The Nasdaq National Market for the ten (10) consecutive trading days prior to such date;

              (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the simple average of the closing sale prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading for the ten (10) consecutive trading days prior to such date;

              (c) if such Common Stock is publicly traded but is not quoted on The Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the simple average of the closing bid prices for the ten
(10) consecutive trading days prior to such date, as reported by The Wall Street Journal or other widely available reporting source, for the over-the-counter market; or

              (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

Any portion of this Warrant that is converted shall be immediately canceled.

         4.3 INVESTMENT LETTER. Upon exercise or conversion of the Warrant in accordance with Sections 4.1 or 4.2 hereof, the Warrant Holder shall either
(i) execute and deliver to the Company an investment letter in the form attached hereto as EXHIBIT W-2 or (ii) deliver to the Company an opinion of counsel for the Warrant Holder reasonably satisfactory to the Company, stating that such exercise or conversion is exempt from the registration and prospectus delivery requirements of such the Securities Act of 1933, as amended (the "Securities Act").

         4.4  LIMITATION ON EXERCISE OR CONVERSION.  Notwithstanding
Sections 4.1 and 4.2 and any other provisions of this Warrant, the Warrant Holder's rights to obtain shares of Common Stock (or other voting securities that the Warrant Holder may otherwise become entitled to receive in accordance with Section 8 below) upon exercise or conversion of this Warrant shall be subject to the expiration or early termination of any applicable waiting periods relating to the acquisition of such securities by the Warrant Holder under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, if applicable, shall be subject to and limited by the provisions set forth in
Section 5.5 of the Purchase Agreement.

    5. DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the exercise or conversion of this Warrant (in full or in part) in accordance with
Section 4 above, the Company at its expense will cause to be issued in the name of and delivered to the Warrant Holder (i) a certificate or certificates for the number of fully paid and nonassessable Shares to which the Warrant Holder shall be entitled upon such exercise or conversion and (ii) a new Warrant of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of the Warrant not exercised or converted by the Warrant Holder. The Warrant Holder shall for all purposes be deemed to have become the holder of record of such Shares at the close of business on the date on which this Warrant was surrendered together with a notice of exercise or conversion and, in the case of exercise, payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender, notice and payment is a date when the stock transfer books of the Company are closed, the Warrant Holder shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

    6. COVENANTS AS TO COMMON STOCK. The Company covenants and agrees that all the Shares will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have authorized and reserved, and free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

    7. REGISTRATION RIGHTS. This Warrant and the Shares issued or issuable upon the exercise or conversion of this Warrant are subject to registration in accordance with the registration rights in favor of the Warrant Holder as provided for in Article VI of the Purchase Agreement.

    8.   ADJUSTMENTS.

         8.1 In the event that the Company shall (i) pay a dividend in, or make a distribution of, shares of capital stock or other securities (including, without limitation, any rights or options to subscribe to or purchase any additional shares of any class of its capital stock, any evidence of its indebtedness or assets, or any other rights or options) on its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of such shares or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of Shares purchasable upon the exercise of this Warrant shall be adjusted so that upon the subsequent exercise of this Warrant, the Warrant Holder shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock and other securities (of one or more classes) which such holder would have owned or would have been entitled to receive immediately following the happening of any of the events described above had this Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this Section shall, in the case of a dividend or distribution of stock or other securities, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Section, the Warrant Holder shall become entitled to receive shares or other units of two or more classes of capital stock or other securities of the Company upon a subsequent exercise hereof, the Board of Directors of the Company (whose reasonable determination shall be conclusive and, upon request by the Warrant Holder, shall be evidenced by a certified Board resolution delivered to the Warrant Holder) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock. The above provisions of this Section 8.1 shall apply similarly to successive stock dividends, subdivisions and combinations.

         8.2 In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Section 8.1 above or Section 8.4 below), any Warrant Holder, upon exercise of this Warrant, shall be entitled to receive, in substitution for the Common Stock to which it would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that it would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if this Warrant had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose reasonable determination shall be conclusive and, upon request by the Warrant Holder, shall be evidenced by a certified Board resolution delivered to the Warrant Holder) shall be made for the application of this Section 8.2 with respect to the rights and interests thereafter of the Warrant Holder (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock or other securities), to the end that this Section
8.2 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of this Warrant for any shares or securities or other property (or cash) thereafter deliverable upon the exercise hereof. The above provisions of this Section 8.2 shall apply similarly to successive reorganizations or recapitalizations.

         8.3 Whenever the number of shares of Common Stock or other securities purchasable upon exercise of this Warrant is adjusted as provided in this
Section 8, the Company will promptly deliver to the Warrant Holder a certificate signed by a Chairman or co-Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of this Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 8, and setting forth a brief statement of the facts accounting for such adjustments; PROVIDED, HOWEVER, that failure to deliver any notice required under this
Section 8.3, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 8; and PROVIDED, FURTHER, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 9 hereof.

         8.4 In the event of any consolidation or share exchange reorganization of the Company with, or merger of the Company into, another corporation (other than a consolidation, share exchange reorganization or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the entity formed by such consolidation, share exchange reorganization or merger or the person which shall have acquired such property, as the case may be, shall execute and deliver to the Warrant Holder a new warrant providing that the Warrant Holder shall have the right thereafter (until the expiration of this Warrant) to receive, upon exercise of such warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, share exchange reorganization, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which this Warrant might have been exercised immediately prior to such consolidation, share exchange reorganization, merger, sale or transfer. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 8.4. The above provision of this Section 8.4 shall similarly apply to successive consolidations, share exchange reorganizations, mergers, sales or transfers.

         8.5 Irrespective of any adjustments in the number or kind of shares or other securities or property issuable upon exercise of this Warrant, this Warrant and any replacement or balance Warrants thereafter issued may continue to express the same price and number and kind of shares as are stated in the original Warrant.

         8.6 The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board, to make any computation required under this Section 8, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section 8.

         8.7 For the purpose of this Section 8, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Restated Articles of Incorporation of the Company, as amended, at the date of this Warrant, or
(ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this
Section 8, the Warrant Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 8, and all other provisions of this Warrant, with respect to the Common Stock, shall apply on like terms to any such other shares.

         8.8 The Company may, from time to time and to the extent permitted by law, reduce the exercise price of this Warrant by any amount for a period of not less than twenty (20) days. If the Company so reduces the exercise price of this Warrant, it will give the Warrant Holder not less than fifteen (15) days' notice of such decrease, and shall take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

         8.9 Whenever the number of Shares purchasable upon the exercise of this Warrant is adjusted as provided in Section 8, the Exercise Price for each Share payable upon exercise shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

    9. NOTICE OF CERTAIN CORPORATE ACTIONS. In case the Company after the date hereof shall propose (i) to offer to the holders of Common Stock, generally, rights to subscribe to or purchase any additional shares of any class of its capital stock, any evidences of its indebtedness or assets, or any other rights or options or (ii) to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall deliver to the Warrant Holder notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities purchasable upon exercise of the Warrant which will be required as a result of such action. Such notice shall be sent, in the case of any action covered by clause (i) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clause (ii) above, at least twenty (20) days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

    10. TAXES. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock or other securities of the Company upon the exercise hereof.

    11. NO FRACTIONAL INTERESTS. The Company shall not be required to issue any replacement or balance Warrant evidencing a fraction of a Warrant or to issue fractions of shares or other securities upon the exercise or conversion of this Warrant. If any fraction (calculated to the nearest one-hundredth) of a Warrant or of a share or other securities would, except for the provisions of this Section 11, be issuable upon the exercise or conversion of any Warrant, the Company shall, at its option, either purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the Fair Market Value thereof, or issue the required fractional Warrant, or share or other security. The Warrant Holder expressly waives any right to receive a replacement or balance Warrant evidencing any fraction of a Warrant or to receive any fractional share or other securities upon exercise or conversion of this Warrant, except as expressly provided in this Section 11. Each adjustment in the number of shares of Common Stock purchasable hereunder shall be calculated to the nearest whole share with fractional shares disregarded.

    12. NO STOCKHOLDER RIGHTS. This Warrant, as such, shall not entitle the Warrant Holder to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose whatever, nor shall anything contained herein be construed to confer upon the Warrant Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 9 hereof), or to receive dividend or subscription rights, or otherwise, until this Warrant shall have been exercised or converted in accordance with the provisions hereof.

    13. TRANSFER AND EXCHANGE OF WARRANT. Subject to Section 11, this Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Shares as shall be designated by the Warrant Holder at the time of such surrender. Subject, if applicable, to the restrictions provided in Section 5.10 of the Purchase Agreement, this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company, by the Warrant Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Warrant Holder a new Warrant with respect to the Warrant balance not so transferred. Each taker and holder of this Warrant or any Warrant issued upon transfer hereof, by taking or holding the same, consents and agrees to be bound by the terms, conditions, representations and warranties hereof (and as a condition to any transfer of this Warrant the transferee shall upon request by the Company execute an agreement confirming the same), and, when this Warrant shall have been so endorsed and presented, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; PROVIDED, HOWEVER that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Warrant Holder hereof as the owner of this Warrant for all purposes.

    14. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such customary and reasonable terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

    15.  RESTRICTIONS ON TRANSFER,

         15.1 CERTIFICATES. Certificates representing any of the Shares acquired pursuant to the provisions of this Warrant shall have endorsed thereon the following legends, as appropriate.

              (a) Unless such Shares are received in a transaction registered under the Securities Act and qualified (if necessary) under applicable state securities laws:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

              (b) If such Shares are to be issued to Tako Ventures, LLC or its affiliates:

    "UNTIL JUNE 17, 2002, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL SET FORTH IN A CONVERTIBLE SECURED NOTE, OPTION AND WARRANT PURCHASE AGREEMENT DATED AS OF JUNE 17, 1997 BY AND AMONG SUPERGEN, INC., TAKO VENTURES, LLC AND, SOLELY FOR PURPOSES OF SECTIONS 5.3 AND 5.5 THEREOF, LAWRENCE J. ELLISON, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE

TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES."

              (c) Any legend required to be placed thereon by any applicable state securities laws.

         15.2 COMPLIANCE WITH ACT. The Warrant Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon the exercise or conversion hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon the exercise or conversion hereof except under circumstances which will not result in a violation of the Securities Act or of applicable state securities laws.

    16.  MISCELLANEOUS.

         16.1 ENTIRE AGREEMENT. This Warrant and the related agreements referenced herein constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

         16.2 WAIVERS AND AMENDMENTS. This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         16.3 APPLICABLE LAW. This Warrant shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws (excluding conflicts of law rules) of the State of California applicable to contracts made and performed in that State; provided, however, that if the Company has merged into a Delaware corporation, then this Warrant shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws (excluding conflict of law rules) of the State of Delaware applicable to contracts made and performed in that State.

         16.4 NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other internationally recognized overnight courier service, or by mail, postage prepaid, registered or certified airmail, addressed to the applicable party as follows:

    if to the Warrant Holder, addressed
    to the Warrant Holder: ____________________________________
                           ____________________________________
                           ____________________________________
                           Attention:__________________________
                           Fax:________________________________

    with copies to:        ____________________________________
                           ____________________________________
                           ____________________________________
                           Attention:__________________________
                           Fax:________________________________

                           ____________________________________
                           ____________________________________
                           ____________________________________
                           Attention:__________________________
                           Fax:________________________________
    if to the Company,
    addressed to the Company:     SuperGen, Inc.
                                  Two Annabel Lane
                                  Suite 220
                                  San Ramon, California  94583
                                  Attention:  Dr. Joseph Rubinfeld
                                  Fax:  510-327-7347

    with a copy to:               Wilson Sonsini Goodrich & Rosati
                                  Professional Corporation
                                  650 Page Mill Road
                                  Palo Alto, California 94304-1050
                                  Attn:  Page Mailliard, Esq.

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 16.4.

         16.5 HEADINGS. The headings in this Warrant are for convenience of reference only and shall not affect the meaning or interpretation of this Warrant.


                                  SUPERGEN, INC.:



                                  By:  _________________________________

                                  Title: _______________________________

                                  EXHIBIT W-1
                        NOTICE OF EXERCISE OR CONVERSION


                                                    Date: ____________, 19___
SuperGen, Inc.
Two Annabel Lane
Suite 220
San Ramon, California  94583

Attention: _______________________________

Dear M__________________:

    The undersigned hereby elects to exercise or convert the enclosed Warrant dated _______________, 1997 issued to it by SuperGen, Inc. (the "Company").

    The undersigned elects to:

         / / Exercise the Warrant and to purchase thereunder ______________ shares of the Common Stock of the Company (the "Shares") at an exercise price of $13.50 per Share (as adjusted pursuant to Section 8 of the Warrant), or an aggregate purchase price of ____________________ Dollars ($__________) (the "Purchase
              Price"). Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full, of which Purchase Price, $____________ is to be paid by tender of _______________ shares of the Company's Common Stock which are delivered herewith in form suitable for transfer.

         / / Convert the value of _____________ shares of the Common Stock issuable pursuant to the Warrant at the Exercise Price (as defined in the Warrant) of $13.50 per Share (as adjusted pursuant to Section 8 of the Warrant).

    The undersigned hereby represents and warrants that all of the representations and warranties of the undersigned set forth in Section 15.2 of the Warrant are true and correct as of the date hereof, and that the undersigned has executed and delivered the Investment Letter attached as EXHIBIT W-2 to the Warrant.

                                        Very truly yours,

                                        Warrant Holder

                                        By:_________________________________

                                        Title:______________________________

Accepted and Acknowledged:

SuperGen, Inc.

By: _______________________________

Dated: ____________________, 19____

                                     EXHIBIT W-2


THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO SUPERGEN, INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT DATED _________________, 1997 WILL BE ISSUED.

                                  INVESTMENT LETTER

                                     ______________, 19___

SuperGen, Inc.
Two Annabel Lane
San Ramon, California  94583

Attention: __________________________

Dear M___________________:

    The undersigned, _________________________ ("Purchaser"), intends to acquire up to _______________ shares of the Common Stock (the "Stock") of SuperGen, Inc. ("SuperGen") from SuperGen pursuant to the exercise of certain warrants to purchase stock held by the Purchaser. The Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by SuperGen, Purchaser represents, warrants and agrees as follows:

    The Purchaser is an accredited investor within the meaning of Rule 501 under the 1933 Act and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Stock and of protecting Purchaser's interests in connection therewith.

    Purchaser is acquiring the Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.

    Purchaser has been advised that the Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by SuperGen on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

    Purchaser has been informed that under the 1933 Act, the Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Stock. Purchaser further agrees that SuperGen may refuse to permit Purchaser to sell, transfer or dispose of the Common Stock (except as permitted under Rule
144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for SuperGen, to the effect that such registration is not required.

    Purchaser also understands and agrees that there will be placed on the certificate(s) for the Stock, or any substitutions therefor, applicable legends stating in substance:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

    If such Shares are to be issued to Tako Ventures, LLC or its affiliates:
"THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING RIGHTS OF FIRST REFUSAL SET FORTH IN A CONVERTIBLE SECURED NOTE, OPTION AND WARRANT PURCHASE AGREEMENT DATED AS OF JUNE 17, 1997 BY AND AMONG SUPERGEN, INC., TAKO VENTURES, LLC AND, SOLELY FOR PURPOSES OF
SECTIONS 5.3 AND 5.5 THEREOF, LAWRENCE J. ELLISON, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUPERGEN, INC. AT SUPERGEN, INC.'S PRINCIPAL EXECUTIVE OFFICES."

    Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Stock with Purchaser's counsel.

                                        Very truly yours,



                                        Purchaser

                                        By:_________________________________

                                        Title:______________________________

                                      EXHIBIT D


                            PLEDGE AND SECURITY AGREEMENT

    THIS PLEDGE AND SECURITY AGREEMENT (the "SECURITY AGREEMENT") is made as of June 17, 1997, by and between SuperGen, Inc., a California corporation (the "COMPANY"), and Tako Ventures, LLC, a California limited liability company ("LENDER").

                                       RECITALS

    The Company and Lender have entered into a Convertible Secured Note, Option and Warrant Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which, among other things, (i) Lender has agreed to extend a $15,300,000 loan to the Company pursuant to the Convertible Secured Note, and
(ii) the Company has agreed to secure the performance of the Company's obligations under the Note, the Company has agreed to grant Lender a first priority security interest in the Collateral, as defined herein.

    NOW, THEREFORE, the Company and Lender agree as follows:

                                      AGREEMENT

    1. CERTAIN DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

    2.   PLEDGE OF COLLATERAL.

         (a) Subject to the provisions of Section 7 of this Security Agreement, the Company hereby pledges, assigns and delivers to Lender and grants to Lender a first lien and security interest in the funds advanced by Purchaser to the Company as evidenced by the Note, together with all short-term debt instruments and obligations acquired therewith (including, without limitation, the certificates of deposit and time deposit accounts and instruments described in ANNEX A hereto), all substitutions therefor, all interest and other amounts in the nature of interest paid thereon, and all other cash and noncash proceeds of the foregoing (all hereinafter called the "COLLATERAL"), to the full extent of any interest of the Company therein, as security for the timely performance of all obligations of the Company pursuant to the Note (the "OBLIGATIONS").

         (b) Any certificate or certificates for the securities included in the Collateral, accompanied by an instrument of assignment duly executed in blank by the Company, have been, or will be immediately upon the subsequent receipt thereof by the Company, delivered by the Company to Lender.

    3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Lender that:

         (a) all interest in the Collateral held by the Company is owned by the Company free and clear of any security interests, liens, encumbrances, options or other restrictions;

         (b) the Company has full power and authority to create a first lien on the

Collateral in favor of Lender and no disability or contractual obligation exists that would prohibit the Company from pledging the Collateral pursuant to this Security Agreement; and

         (c) the Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and the Company knows of no reasonable grounds for the institution of any such proceedings.

    4. COVENANTS. The Company hereby covenants and agrees that for as long as, and to the extent that, the security interest granted by this Security Agreement shall continue and exist, without the advance written consent of Lender, the Company shall:

         (a)  perform all of the Obligations according to their terms;

         (b) defend the title to any interest of the Company in the Collateral (to the extent such Collateral (i) has not been released pursuant to Section 7 or has been reinstated pursuant to Section 7 and (ii) is subject to any security interest created by this Security Agreement) against all persons and against all claims and demands whatsoever;

         (c) immediately upon Lender's request, execute and deliver such further instruments and documents, and take all such other action, as Lender deems reasonably necessary or desirable to further evidence and perfect this pledge and grant of security in the Collateral (to the extent such Collateral
(i) has not been released pursuant to Section 7 or has been reinstated pursuant to Section 7 and (ii) is subject to any security interest created by this Security Agreement);

         (d) immediately upon demand of Lender, furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Security Agreement, execute any instrument or statement required by law or otherwise in order to perfect or continue the security interest of the Lender in the Collateral (to the extent such Collateral (i) has not been released pursuant to Section 7 or has been reinstated pursuant to Section 7 and (ii) is subject to any security interest created by this Security Agreement) or to terminate the security interest of the Lender in the Collateral (to the extent such Collateral has been released pursuant to Section 7 and is not subject to any security interest created by this Agreement), and pay all costs of filing in connection therewith;

         (e) keep the Collateral (to the extent such Collateral (i) has not been released pursuant to Section 7 or has been reinstated pursuant to
Section 7 and (ii) is subject to any security interest created by this Security Agreement) free and clear of all liens, charges, encumbrances, taxes and assessments, other than the lien and security interest granted by this Security Agreement; and

         (f) pay, when due, all taxes, assessments and license fees relating to the Collateral (to the extent such Collateral (i) has not been released pursuant to Section 7 or has been reinstated pursuant to Section 7 and (ii) is subject to any security interest created by this Security Agreement).

Without limiting the generality of the foregoing, the Collateral shall be deposited into and (until released pursuant to Section 7) maintained in an account or accounts with financial institutions reasonably acceptable to Lender, from which withdrawals, payments and transfers to the Company shall be made only upon the joint signatures of a duly authorized representative of the Company and a duly authorized representative of Lender, and the Company shall not withdraw, cancel, redeem or seek the payment, release, delivery, or assignment of, or transfer of any right, title or interest in, the Collateral (until released pursuant to Section 7), to the extent that any portion of the Principal
Amount under the Note shall remain outstanding and shall not theretofore have been converted into Common Stock or repaid. The restrictions set forth in this Section 4 shall not apply to any portion of the Collateral that has been released pursuant to Section 7 and is not subject to a security interest pursuant to this Agreement

    5. AUTHORIZATION OF LENDER ACTION. The Company irrevocably authorizes and empowers Lender,

         (a) at any time and from time to time after delivery by Lender of a notice of an Event of Default, either in its own name or in the Company's name, to:

              (i) demand, collect, and receive payment of any and all monies or proceeds represented by, or due with respect to, the Collateral;

              (ii) execute any endorsements of the Collateral and any or all instruments or documents for the withdrawal or repayment of some or all of same;

              (iii) insert in any instrument or document utilized for the withdrawal of funds represented by the Collateral signed by the Company the date and amount due under the Collateral and to complete such instrument or document in any respect Lender deems necessary or desirable;

              (iv) deal in all respects with the Collateral as the holder thereof, and the Company irrevocably constitutes and appoints Lender as its attorney to do any and all things Lender deems necessary or desirable to effect this Security Agreement and the enforcement of Lender's rights and remedies hereunder; and

         (b) at any time and from time to time, either before or after the delivery by Lender of a notice of an Event of Default, either in its own name or in the Company's name, to:

              (i) notify any issuer of Collateral of Lender's interest therein; and

              (ii) file all appropriate financing statements required to perfect Lender's first lien and security interest in the Collateral.

    6.   DEFAULT AND REMEDIES.  Upon the occurrence of an Event of Default
(as defined in the Note), Lender may exercise all rights and remedies of a secured party with respect to the Collateral. After the disposal of any of the Collateral, Lender may deduct all reasonable legal and other expenses and fees for protecting its interests and enforcing its remedies under this Security Agreement, the Purchase Agreement, and the other Transaction Documents, and shall apply the residue of the proceeds to, or hold as a reserve against, the Obligations in such manner as Lender, in its reasonable discretion, shall determine, and shall pay the balance, if any to the Company.

    7. RELEASE OF COLLATERAL. The pledge of and grant of a security interest in the Collateral pursuant to this Security Agreement (a) shall remain in effect as long as, and to the extent that, any portion of the Principal Amount under the Note shall remain outstanding and shall not theretofore have been converted into Common Stock or repaid, and (b) shall be of no further force or effect, and any previously unreleased Collateral shall be returned and released to the Company, upon (i) the conversion of any previously unconverted portion of the Note into Common Stock or the repayment of any previously unpaid Principal Amount thereunder, and (ii) the performance of the Company's obligations under the Note (including, without limitation, the Company's obligations under Section 1.1 of the Purchase Agreement) with respect to such total or partial conversion or repayment. In the event that a portion of the Note shall be converted into Common Stock pursuant to Section 1.1 of the Purchase Agreement, a proportionate portion of the Collateral shall be released to the Company. Notwithstanding the foregoing, and notwithstanding any other provision of this Security Agreement, the security interest created by this Security Agreement shall be reinstated if (and to the extent that) any payment must be returned by Lender, or is set aside, for any reason, including, but not limited to, upon or after the insolvency, bankruptcy or reorganization of the Company.

    8.   MISCELLANEOUS.

         (a) WAIVERS AND AMENDMENTS. This Security Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

         (b) SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the making of this Security Agreement, the Purchase Agreement and the other Transaction Documents and the closing of the transactions contemplated hereby and thereby, notwithstanding any investigation made by Lender. All statements as to factual matters contained in any certificate delivered by or on behalf of a party pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder as of the date of such certificate or instrument.

         (c) SUCCESSORS AND ASSIGNS. Except as expressly provided or contemplated by this Security Agreement and the exhibits hereto, neither this Security Agreement nor the rights, obligations or interests hereunder shall be assigned by either party hereto (other than by operation of law) without the prior written consent of the other party; PROVIDED, that nothing herein shall prevent or limit the ability of Lender to assign any or all of its rights under this Security Agreement to an affiliate of Lender. Subject to the foregoing limitations, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by, the parties hereto and their respective successors and assigns.

         (d) ENTIRE AGREEMENT. This Security Agreement together with the Purchase Agreement, the other Transaction Documents and the other instruments delivered pursuant hereto or thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto.

         (e) NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or by overnight courier or mailed by first class mail, or Express Mail, postage prepaid, or via facsimile, delivered as follows:

    (i)  if to Lender, to:

         Tako Ventures, LLC
         c/o Mr. Philip Simon
         Howson & Simon L.P.
         220 Montgomery Street
         Suite 1041
         San Francisco, CA 94104

         with copies to:

         Springs, Rivin, Detwiler, Dudnick & Stikker
         351 California Street
         Suite 1041
         San Francisco, CA 94104
         Attention:  Andrew Dudnick, Esq.

         Gray Cary Ware & Freidenrich
         A Professional Corporation
         400 Hamilton Avenue
         Palo Alto, CA 94301
         Attention:  Rod J. Howard, Esq. & Brad J. Rock, Esq.

         or at such other address as Lender shall have furnished to the Company in writing,

    (ii) if to the Company, to:

         SuperGen, Inc.
         Two Annabel Lane, Suite 220
         San Ramon, CA 94583

         with a copy to:

         Wilson Sonsini Goodrich & Rosati,
         Professional Corporation
         650 Page Mill Road
         Palo Alto, California 94304-1050
         Attention: John Roos, Esq. and Page Mailliard, Esq.

         or at such other address as the Company shall have furnished to Lender in writing.

Notices that are mailed by (i) first class mail shall be deemed received three (3) business days after deposit in the mail and (ii) Express Mail or overnight courier shall be deemed received one (1) business day after deposit in the mail. In the event that the notice is sent by facsimile, notice shall be deemed to have been received when sent and confirmed as to receipt.

         (f) SEVERABILITY. In case any provision of this Security Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Security Agreement shall not in any way be affected or impaired thereby.

         (g) INTERPRETATION. Captions and titles of sections of this Security Agreement are for convenience of reference only and are not to be considered in construing this Security Agreement. When reference is made in this Security Agreement to a "section", such reference shall be to a section of this Security Agreement unless otherwise specified. Whenever the words "include", "includes", or "including" are used in this Security Agreement they shall be deemed to be followed by the words "without limitation." The words "herein," "hereof" and words of similar import refer to this Security Agreement as a whole, and not to any single provision thereof.

         (h) COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         (i) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Company or to Lender shall impair any such right, power or remedy of the Company or Lender, nor shall it be construed to be a waiver of any breach or default under this Security Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Security Agreement, or by law otherwise afforded to the Company or Lender, shall be cumulative and not alternative.

         (j) GOVERNING LAW/VENUE. THIS SECURITY AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND THE LAWS OF THE UNITED STATES OF AMERICA. THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY OF SAN FRANCISCO AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR THE OBLIGATIONS GUARANTEED BY THIS SECURITY AGREEMENT BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDING MAY BE IN SAN FRANCISCO COUNTY, CALIFORNIA.

         (k) LEGAL COUNSEL. THE COMPANY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL IN CONNECTION WITH ALL MATTERS CONCERNING THIS SECURITY AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE NEGOTIATION, ACCEPTANCE AND EXECUTION OF THIS SECURITY AGREEMENT; THAT THE COMPANY HAS RELIED UPON THE ADVICE OF ITS INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING THIS SECURITY AGREEMENT; AND THAT IT HAS FREELY AND VOLUNTARILY ENTERED INTO THIS SECURITY AGREEMENT AS THE

PRODUCT OF ARMS LENGTH NEGOTIATIONS.

         (l) WAIVER OF JURY TRIAL. THE COMPANY AND LENDER EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDINGS (1) ARISING UNDER THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (2) IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECURITY AGREEMENT, THE PURCHASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE COMPANY AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECURITY AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

    IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date as of the date first written above.

                             SUPERGEN, INC.



                             By:  _____________________________
                                  Name:
                                  Title:

                             TAKO VENTURES, LLC

                             By  CEPHALOPOD CORPORATION,
                                   Member


                                  By:__________________________
                                     Philip B. Simon
                                     President

                                     ANNEX A



[List certificates of deposit and accounts]

                                      EXHIBIT E


                                    SUPERGEN, INC.

                          PROPRIETARY INFORMATION AGREEMENT


    As an employee of SuperGen, Inc., a California corporation (the "Company"), and in consideration of the compensation now and hereafter paid to me, I agree to the following:

    1.   MAINTAINING CONFIDENTIAL INFORMATION

         a. COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to divulge or disclose, directly or indirectly, to any person, corporation or other entity without written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information (collectively referred to as "Confidential Information") relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.

         b. FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished document or any property belonging to my former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

         c. THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Board of Directors of the Company.

    2.   RETAINING AND ASSIGNING INVENTIONS AND ORIGINAL WORKS

         a. INVENTIONS AND ORIGINAL WORKS RETAINED BY ME. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company, which belong to me, which relate to the Company's proposed business and products, and which are not assigned to the Company; or, if no such list is attached, I represent that there are no such inventions.

         b. INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE COMPANY. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all my right, title, and interest in and to any and all inventions, discoveries, improvements, technology, trade secrets, computer programs, know-how, designs formulas, original works or authorship, or any other confidential materials, data information or instructions, technical or otherwise and whether or not patentable or copyrightable and whether or not reduced to practice (collectively referred to as "Inventions") which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company. I recognize, however, that Section 2870 of the California Labor Code (as set forth in Exhibit B hereto) exempts from this provision any invention that I develop entirely on my own time, without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company or result from any work performed by me for the Company.

              I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

         c. MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

         d. INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

         e. OBTAINING LETTERS PATENT AND COPYRIGHT REGISTRATIONS. I agree that, whenever requested by the Company, I shall assist the Company in obtaining United States or foreign letters patent and copyright registrations, as the case may be, covering Inventions assigned hereunder to the Company, and I shall execute any patent or copyright applications or such other documents considered necessary by the Company or its counsel to apply for and obtain such letters patent or copyrights.

              I agree that my obligation to assist the Company to obtain United States or foreign letters patent and copyright registrations, as the case may be, covering Inventions assigned hereunder to the Company shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate for time actually spent by me at the Company's request on such assistance.

              If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations, as the case may be, covering Inventions assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

              I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any patents or copyright resulting from any such application for letters patent or copyright registrations assigned hereunder to the Company.

         f. EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment to the Company do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit
B. I will advise the Company promptly in writing of any Inventions that I believe meet the criteria in Subparagraph 2b above; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any confidential information disclosed in writing to the Company relating to inventions that qualify fully under the provisions of Section 2870 of the California Labor Code.

    3. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

    4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

    5. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

    6.   GENERAL PROVISIONS

         a. GOVERNING LAW. This Agreement will be governed by the laws of the State of California.

         b. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

         c. SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

         d. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date: _________________________



                                  ___________________________________
                                  Signature

                                  ___________________________________
                                  Name of Employee (typed or printed)

______________________________
         Witness

                                      EXHIBIT A

                               LIST OF PRIOR INVENTIONS

                           AND ORIGINAL WORKS OF AUTHORSHIP



                                                       Identifying Number
Title                        Date                      or Brief Description
------                       ----                      ---------------------

                                      EXHIBIT B

                          CALIFORNIA LABOR CODE SECTION 2870

                     EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS


    "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

         (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

         (2)  Result from any work performed by the employee for the employer.

    (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                      EXHIBIT C

                                    SUPERGEN, INC.

                              TERMINATION CERTIFICATION

    This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to SuperGen, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

    I further certify that I have complied with all the terms of the Company's Employee Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

    I further agree that, in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.

Date: __________________



                                  ______________________________
                                  Employee's Signature

                                  ______________________________
                                  Type/Print Employee's Name

                                      EXHIBIT F

                                SHAREHOLDER AGREEMENT


    THIS SHAREHOLDER AGREEMENT is made and entered into as of June 17, 1997 by and between Tako Ventures, LLC, a California limited liability company ("PURCHASER"), and [Joseph Rubinfeld, Ph.D., David M. Fineman, Elliott Fineman, Greg Swendsen] ("SHAREHOLDER"), a Shareholder of SuperGen, Inc., a California corporation ("SUPERGEN"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Convertible Secured Note, Option and Warrant Purchase Agreement by and among SuperGen, Purchaser and, solely for purposes of Sections 5.3 and 5.5 thereof, Lawrence
J. Ellison dated as of June 17, 1997 (the "PURCHASE AGREEMENT").

                                       RECITALS

    Pursuant to the Purchase Agreement, Purchaser has agreed, subject to certain conditions precedent, to acquire certain securities convertible into or exerciseable for shares of common stock, par value $.001 per share, of SuperGen ("SUPERGEN COMMON STOCK"). It is a condition to Purchaser's obligation to purchase the Convertible Secured Note contemplated by the Purchase Agreement that, at or prior to the Note Closing thereunder, this Shareholder Agreement shall have been executed by Shareholder and delivered to Purchaser, and that this Shareholder Agreement shall be in full force and effect. The execution and delivery of this Shareholder Agreement by Shareholder is a material inducement to Purchaser to enter into the Purchase Agreement. As the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares (and options to acquire shares) of SuperGen Common Stock set forth on the signature page of this Shareholder Agreement, Shareholder believes that the transactions contemplated by the Purchase Agreement are in the interests and to the benefit of the Company, and that it is therefore in the personal interest and to the personal benefit of Shareholder to induce Purchaser to enter into the Purchase Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                       AGREEMENT

    1. ACKNOWLEDGMENTS BY SHAREHOLDER. Shareholder acknowledges and understands that the representations, warranties and covenants made by Shareholder set forth herein will be relied upon by Purchaser, and that substantial losses and damages may be incurred by Purchaser if Shareholder's representations, warranties or covenants are breached. Shareholder has carefully read this Shareholder Agreement and the Purchase Agreement and has consulted with such legal counsel and financial advisers as Shareholder has deemed appropriate in connection with the execution of this Shareholder Agreement.

    2.   RESTRICTIONS ON SALE AND OTHER TRANSACTIONS; LEGEND.

         (a) Prior to 11:59 p.m. October 31, 1998 (the "EXPIRATION DATE"), Shareholder shall not sell (or permit to be sold), exchange, transfer, pledge (except in connection with margin loans in an aggregate principal amount not to exceed thirty percent (30%) of the "current market value" of the pledged securities as defined in applicable federal margin regulations), distribute or otherwise dispose of, or grant any option with respect to, establish any "short" or put-equivalent position with respect to, or otherwise enter into any agreement, arrangement, transaction or series of transactions (through derivatives or otherwise) which has or is intended to have the effect, directly or indirectly, of reducing Shareholder's risk of ownership (each of the foregoing, a "RESTRICTED TRANSACTION" and collectively, the "RESTRICTED TRANSACTIONS") in, more than three hundred fifty thousand (350,000) of the shares of SuperGen Common Stock owned beneficially or of record, or purchasable by Shareholder pursuant to options, warrants and other securities outstanding, as of the date hereof. The foregoing restrictions shall immediately and automatically cease in the event of Shareholder's death. In determining compliance with the foregoing percentage limitation, adjustment shall be made for any stock split, stock dividend, subdivision, combination, recapitalization, reclassification, or other transaction within the scope of
Section 1.3 of the Purchase Agreement, in accordance with the terms thereof.

         (b) SuperGen shall give stop transfer instructions to its transfer agent with respect to any SuperGen Common Stock owned beneficially or of record by Shareholder, or issued to Shareholder upon exercise of any option, warrant or other security outstanding, as of the date hereof, and there shall be placed on the certificates representing such SuperGen Common Stock, or any substitutions therefor, a legend stating in substance:

    "PRIOR TO NOVEMBER 1, 1998, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, EXCHANGED, TRANSFERRED, PLEDGED, (EXCEPT IN CONNECTION WITH MARGIN LOANS IN AN AGGREGATE PRINCIPAL AMOUNT NOT TO EXCEED 30% OF THE "CURRENT MARKET VALUE" OF THE PLEDGED SECURITIES AS DEFINED IN APPLICABLE FEDERAL MARGIN REGULATIONS) DISTRIBUTED, OR OTHERWISE DISPOSED OF, AND NO OPTION SHALL BE GRANTED WITH RESPECT TO SUCH SHARES, NO "SHORT" OR PUT-EQUIVALENT POSITION SHALL BE ESTABLISHED WITH RESPECT TO SUCH SHARES, AND NO OTHER AGREEMENT, ARRANGEMENT TRANSACTION OR SERIES OF TRANSACTIONS SHALL BE MADE AFFECTING SUCH SHARES (THROUGH DERIVATIVES OR OTHERWISE) WHICH HAS OR IS INTENDED TO HAVE THE EFFECT, DIRECTLY OR INDIRECTLY, OF REDUCING THE RISK OF OWNERSHIP OF SUCH SHARES, EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE CONDITIONS SPECIFIED IN THE SHAREHOLDER AGREEMENT DATED AS OF JUNE 17, 1997 BETWEEN THE HOLDER OF THIS CERTIFICATE AND TAKO VENTURES, LLC, A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF SUPERGEN OR FURNISHED BY SUPERGEN TO THE

    HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         (c) In the event that Shareholder shall propose to engage in a Restricted Transaction, (i) Shareholder shall deliver to Purchaser and SuperGen a notice (the "NOTICE OF PROPOSED DISPOSITION"), setting forth (A) the number of shares of SuperGen Common Stock owned beneficially or of record by Shareholder, or purchasable by Shareholder pursuant to options, warrants and other securities outstanding, as of the date hereof; (B) the nature and amount of any adjustments within the scope of Section 1.3 of the Purchase Agreement; (C) the nature of the proposed Restricted Transaction and the number of shares of SuperGen Common Stock covered thereby; and (D) the number of shares of SuperGen Common Stock as to which Restricted Transactions have previously been effected and the nature of the Restricted Transactions effected with respect to such shares; and (ii) SuperGen shall deliver to Purchaser a certificate of an appropriate officer of SuperGen (the "CERTIFICATE OF COMPLIANCE") to the effect that such proposed Restricted Transaction complies with the limitations set forth in Section 2(a) of this Shareholder Agreement. The legend set forth above shall thereafter be removed, and an unlegended certificate shall be issued, as to the number of shares of SuperGen Common Stock covered by such Notice of Proposed Disposition and Certificate of Compliance, and SuperGen shall instruct its transfer agent to effect the transfer of such shares as proposed in the Notice of Proposed Disposition. Notwithstanding any other provision of this Shareholder Agreement, the legend set forth above shall be promptly removed (or the placement of such legend shall be waived) to the extent Shareholder shall have certified to Purchaser and the Company that such removal or waiver is necessary to permit Shareholder to pledge the legended shares of SuperGen Common Stock in connection with a margin loan authorized by this Shareholder Agreement. All other shares owned beneficially or of record by Shareholder shall continue to bear the legend set forth above and a substitute certificate therefore shall be delivered to Shareholder.

         (d) If Shareholder pledges any shares of SuperGen Common Stock as collateral for any margin loan, Shareholder shall (i) at all times prior to the Expiration Date maintain sufficient collateral for, and shall meet all margin calls (if any) made with respect to, each such loan, and (ii) provide (or cause Shareholder's broker to provide) a copy of Shareholder's monthly margin account statements to the Chief Financial Officer or Controller of SuperGen, who shall be required to give prompt notice to Purchaser of any noncompliance by Shareholder with the margin limitations or Restricted Transaction limitations set forth in this Agreement. Shareholder acknowledges and agrees that if any shares of SuperGen Common Stock pledged by Shareholder are sold to meet a margin call or to satisfy any obligations of Shareholder relating to such loan, such shares shall count toward the limitations set forth in Section 2(a), and Shareholder shall promptly provide notice to Purchaser and the Company of the number of shares so sold. All notices hereunder shall be given in accordance with the notice provisions of
Section 8.7 of the Purchase Agreement.

    3.   MISCELLANEOUS.

         (a) This Shareholder Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         (b) This Shareholder Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         (c) This Shareholder Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the state of incorporation (or reincorporation, as the case may be) of SuperGen applicable to agreements made and preformed wholly within such state. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of California and of the United States of America located in the City of San Francisco for any actions, suits or proceedings arising out of or relating to this Shareholder Agreement and the transactions contemplated hereby.

         (d) If any provision of this Shareholder Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Shareholder Agreement shall be deemed valid and enforceable to the extent possible.

         (e) This Shareholder Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

         (f) This Shareholder Agreement shall terminate in the event of a merger, consolidation, share exchange or other reorganization or business combination transaction in which the Company voting securities held by shareholders of the Company immediately, prior to the effective time of such transaction shall represent less than a majority of the voting power of the surviving, resulting or acquiring entity.

    IN WITNESS WHEREOF, this Shareholder Agreement is executed as of the date first shown above.

                                  TAKO VENTURES, LLC
                                  a California limited liability company

                                  By   CEPHALOPOD CORPORATION,
                                       Member


                                       By:__________________________________
                                          Philip B. Simon
                                          President


                                  SUPERGEN, INC.
                                  a California corporation


                                  By:_______________________________________
                                     Name:
                                     Title:

                                  SHAREHOLDER

                                  By:_______________________________________

                                  Name of Shareholder:______________________
                                  Name of Signatory
                                  (if different from name of Shareholder):
                                  __________________________________________

                                  Title of Signatory
                                  (if applicable):__________________________

                                  Number of shares of SuperGen Common Stock owned as the date hereof:_________________

                                  Number of Shares of SuperGen Common Stock issuable upon exercise of stock options owned as of the date hereof:____________________

                                      EXHIBIT G

                                SHAREHOLDER AGREEMENT

    THIS SHAREHOLDER AGREEMENT is made and entered into as of June 17, 1997 by and between Tako Ventures, LLC, a California limited liability company ("PURCHASER"), and the undersigned shareholder ("SHAREHOLDER") of SuperGen, Inc., a California corporation ("SUPERGEN"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Convertible Secured Note, Option and Warrant Purchase Agreement by and among SuperGen, Purchaser and, solely for purposes of Sections 5.3 and 5.5 thereof, Lawrence
J. Ellison dated as of June 17, 1997 (the "PURCHASE AGREEMENT").

                                       RECITALS

    Pursuant to the Purchase Agreement, Purchaser has agreed, subject to certain conditions precedent, to acquire certain securities convertible into or exerciseable for shares of common stock, par value $.001 per share of SuperGen ("SUPERGEN COMMON STOCK"). It is a condition to Purchaser's obligation to purchase the Convertible Secured Note contemplated by the Purchase Agreement that, at or prior to the Note Closing thereunder, this Shareholder Agreement shall have been executed by Shareholder and delivered to Purchaser, and that this Shareholder Agreement shall be in full force and effect. The execution and delivery of this Shareholder Agreement by Shareholder is a material inducement to Purchaser to enter into the Purchase Agreement. As the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares (and options to acquire shares) of SuperGen Common Stock set forth on the signature page of this Shareholder Agreement, Shareholder believes that the transactions contemplated by the Purchase Agreement are in the interests and to the benefit of the Company, and that it is therefore in the personal interest and to the personal benefit of Shareholder to induce Purchaser to enter into the Purchase Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                      AGREEMENT

      1. ACKNOWLEDGMENTS BY SHAREHOLDER. Shareholder acknowledges and understands that the representations, warranties and covenants made by Shareholder set forth herein will be relied upon by Purchaser, and that substantial losses and damages may be incurred by Purchaser if Shareholder's representations, warranties or covenants are breached. Shareholder has carefully read this Shareholder Agreement and the Purchase Agreement and has consulted with such legal counsel and financial advisers as Shareholder has deemed appropriate in connection with the execution of this Shareholder Agreement.

      2.    RESTRICTIONS ON SALE AND OTHER TRANSACTIONS; LEGEND.

            (a) Prior to 11:59 p.m. October 31, 1998 (the "EXPIRATION DATE"), Shareholder shall not sell (or permit to be sold), exchange, transfer, pledge (except in connection with margin loans in an aggregate principal amount not to exceed thirty percent (30%) of the "current market value" of the pledged securities as defined in applicable federal margin regulations), distribute or otherwise dispose of, or grant any option with respect to, establish any "short" or put-equivalent position with respect to, or otherwise enter into any agreement, arrangement, transaction or series of transactions (through derivatives or otherwise) which has or is intended to have the effect, directly or indirectly, of reducing Shareholder's risk of ownership (each of the foregoing, a "RESTRICTED TRANSACTION" and collectively, the "RESTRICTED TRANSACTIONS") in, more than fifteen percent (15%) of the shares of SuperGen Common Stock owned beneficially or of record, or purchasable by Shareholder pursuant to options, warrants and other securities outstanding, as of the date of this Agreement. In determining compliance with the foregoing percentage limitation, adjustment shall be made for any stock split, stock dividend, subdivision, combination, recapitalization, reclassification, or other transaction within the scope of
Section 1.3 of the Purchase Agreement, in accordance with the terms thereof. Notwithstanding the foregoing provisions, (a) if Shareholder's employment with SuperGen and its subsidiaries is voluntarily terminated by Shareholder, Shareholder shall be permitted and entitled to sell such further shares of SuperGen Common Stock as may be required to pay any taxes imposed on any exercise of options to purchase SuperGen Common Stock; (b) if Shareholder's employment with SuperGen and its subsidiaries is terminated involuntarily and without "Cause" (as defined below), Shareholder shall be permitted and entitled to sell, in excess of sales permitted under the 15% limitation above, any or all shares of SuperGen Common Stock purchasable pursuant to options held by Shareholder at the time of such termination; and (c) all restrictions on Shareholder under this Agreement shall immediately and automatically cease and terminate in the event of Shareholder's death. For purposes of this provision, the term "Cause" shall mean (i) failure to perform reasonably assigned duties, (ii) commission of any act of gross misconduct which is injurious to SuperGen or any of its subsidiaries or contrary to important announced policies of SuperGen and its subsidiaries,
(iii) commission of any unlawful or fraudulent act, or (iv) breach of any confidentiality or proprietary information agreement with or obligation to SuperGen or any of its subsidiaries.

           (b) SuperGen shall give stop transfer instructions to its transfer agent with respect to any SuperGen Common Stock owned beneficially or of record by Shareholder, or issued to Shareholder upon exercise of any option, warrant or other security outstanding, as of the date hereof, and there shall be placed on the certificates representing such SuperGen Common Stock, or any substitutions therefor, a legend stating in substance:

    "PRIOR TO NOVEMBER 1, 1998, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, EXCHANGED, TRANSFERRED, PLEDGED (EXCEPT IN CONNECTION WITH MARGIN LOANS IN AN AGGREGATE PRINCIPAL AMOUNT NOT TO EXCEED 30% OF THE "CURRENT MARKET VALUE" OF THE PLEDGED SECURITIES AS DEFINED IN

    APPLICABLE FEDERAL MARGIN REGULATIONS), DISTRIBUTED, OR OTHERWISE DISPOSED OF, AND NO OPTION SHALL BE GRANTED WITH RESPECT TO SUCH SHARES, NO "SHORT" OR PUT-EQUIVALENT POSITION SHALL BE ESTABLISHED WITH RESPECT TO SUCH SHARES, AND NO OTHER AGREEMENT, ARRANGEMENT TRANSACTION OR SERIES OF TRANSACTIONS SHALL BE MADE AFFECTING SUCH SHARES (THROUGH DERIVATIVES OR OTHERWISE) WHICH HAS OR IS INTENDED TO HAVE THE EFFECT, DIRECTLY OR INDIRECTLY, OF REDUCING THE RISK OF OWNERSHIP OF SUCH SHARES, EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE CONDITIONS SPECIFIED IN THE SHAREHOLDER AGREEMENT DATED AS OF JUNE 17, 1997 BETWEEN THE HOLDER OF THIS CERTIFICATE AND TAKO VENTURES, LLC, A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF SUPERGEN OR FURNISHED BY SUPERGEN TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

        (c) In the event that Shareholder shall propose to engage in a Restricted Transaction, (i) Shareholder shall deliver to Purchaser and SuperGen a notice (the "NOTICE OF PROPOSED DISPOSITION"), setting forth (A) the number of shares of SuperGen Common Stock owned beneficially or of record by Shareholder, or purchasable by Shareholder pursuant to options, warrants and other securities outstanding, as of the date hereof; (B) the nature and amount of any adjustments within the scope of Section 1.3 of the Purchase Agreement; (C) the nature of the proposed Restricted Transaction and the number of shares of SuperGen Common Stock covered thereby; and (D) the number of shares of SuperGen Common Stock as to which Restricted Transactions have previously been effected and the nature of the Restricted Transactions effected with respect to such shares; and (ii) SuperGen shall deliver to Purchaser a certificate of an appropriate officer of SuperGen (the "CERTIFICATE OF COMPLIANCE") to the effect that such proposed Restricted Transaction complies with the limitations set forth in Section 2(a) of this Shareholder Agreement. The legend set forth above shall thereafter be removed, and an unlegended certificate shall be issued, as to the number of shares of SuperGen Common Stock covered by such Notice of Proposed Disposition and Certificate of Compliance, and SuperGen shall instruct its transfer agent to effect the transfer of such shares as proposed in the Notice of Proposed Disposition. Notwithstanding any other provision of this Shareholder Agreement, the legend set forth above shall be removed to the extent Shareholder shall have certified to Purchaser and the Company that such removal is necessary to permit Shareholder to pledge the legended shares of SuperGen Common Stock in connection with a margin loan authorized by this Shareholder Agreement. All other shares owned beneficially or of record by Shareholder shall continue to bear the legend set forth above and a substitute certificate therefore shall be delivered to Shareholder.

        (d) If Shareholder pledges any shares of SuperGen Common Stock as collateral for any margin loan, Shareholder shall (i) at all times prior to the Expiration Date maintain sufficient collateral for, and shall meet all margin calls (if any) made with respect to, each such loan, and (ii) provide (or cause Shareholder's broker to provide) a copy of Shareholder's monthly margin account statements to the Chief Financial Officer or Controller of SuperGen, who shall be required to give prompt notice to Purchaser of any noncompliance by Shareholder with the margin loan limitations or Restricted Transaction limitations set forth in this Agreement. Shareholder acknowledges and agrees that if any shares of SuperGen Common Stock pledged by Shareholder are sold to meet a margin call or to satisfy any obligations of Shareholder relating to such loan, such shares shall count toward the limitations set forth in Section 2(a), and Shareholder shall promptly provide notice to Purchaser and the Company of the number of shares so sold. All notices hereunder shall be given in accordance with the notice provisions of Section 8.7 of the Purchase Agreement.

    3.   MISCELLANEOUS.

         (a) This Shareholder Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         (b) This Shareholder Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         (c) This Shareholder Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the state of incorporation (or reincorporation, as the case may be) of SuperGen applicable to agreements made and performed wholly within such state. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of California and of the United States of America located in the City of San Francisco for any actions, suits or proceedings arising out of or relating to this Shareholder Agreement and the transactions contemplated hereby.

         (d) If any provision of this Shareholder Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Shareholder Agreement shall be deemed valid and enforceable to the extent possible.

         (e) This Shareholder Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

         (f) This Shareholder Agreement shall terminate in the event of a merger, consolidation, share exchange or other reorganization or business combination transaction in which the Company voting securities held by shareholders of the Company immediately prior to the effective time of such transaction shall represent less than a majority of the voting power of the surviving, resulting or acquiring entity.

    IN WITNESS WHEREOF, this Shareholder Agreement is executed as of the date first shown above.

                                      TAKO VENTURES, LLC
                                      a California limited liability company

                                      By CEPHALOPOD CORPORATION,
                                           Member


                                      By:_____________________________________
                                                 Philip B. Simon
                                                 President


                                      SUPERGEN, INC.
                                      a California corporation


                                      By:_____________________________________
                                         Name:
                                         Title:

                                      SHAREHOLDER

                                      By:_____________________________________
                                      Name of Shareholder:____________________
                                      Name of Signatory
                                      (if different from name of Shareholder):
                                      ________________________________________

                                      Title of Signatory
                                      (if applicable):________________________

                                      Number of shares of SuperGen Common
                                      Stock owned as of
                                      the date hereof:________________________



                                      Number of shares of SuperGen Common
                                      Stock issuable upon exercise of stock
                                      options owned as of
                                      the date hereof:________________________

                            EXHIBIT H


                            June 17, 1997


Tako Ventures, LLC
c/o Howrey & Simon
220 Montgomery Street
Suite 104
San Francisco, CA  94104

Ladies and Gentlemen:

    This opinion refers to the Convertible Secured Note, Option and Warrant Purchase Agreement dated as of June 17, 1997, by and among SuperGen, Inc., a California corporation (the "Company"), Tako Ventures, LLC, a California limited liability company (the "Purchaser"), and solely for purposes of Sections 5.3 and 5.5, Lawrence J. Ellison (the "Purchase Agreement"), excluding all exhibits thereto. The Purchase Agreement provides for, among other things, the issuance of certain securities convertible into or exercisable for shares of the Company's common stock, par value $.001 per share (the "Common Stock"), including (i) a Convertible Secured Promissory Note (the "Note"), (ii) a Series 1 Common Stock Purchase Warrant (the "Series 1 Warrant"), (iii) a Series 2 Common Stock Purchase Warrant (the "Series 2 Warrant" and together with the Series 1 Warrant, the "Warrants") and (iv) the option set forth in Section 1(b) of the Purchase Agreement (the "Option"). Reference is also made to the Pledge and Security Agreement, dated as of June 17, 1997, by and between the Company and the Purchaser (the "Pledge Agreement"). This opinion is rendered to you pursuant to Section 7.1(g) of the Purchase Agreement to which you are a party and all terms used herein have the meanings defined for them in such Agreement unless otherwise defined herein.

    We have acted as counsel for the Company in connection with the negotiation of the Purchase Agreement and the Pledge Agreement and the issuance of the Note, the Option, the Warrants and the Common Stock issuable upon conversion or exercise of the Note, the Warrants and the Option in accordance with the terms thereof (the "Conversion Stock") pursuant to the Purchase Agreement. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, the lack of

Tako Ventures, LLC
June 17, 1997
Page 2


any terminations, modifications, waivers or amendments (undisclosed to us) to any agreements or instruments reviewed by us, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

    As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the actual knowledge solely of the attorneys of this firm who have worked on matters for the Company in connection with the Purchase Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

    For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary limited liability company action, to execute and deliver the Purchase Agreement and the other Transaction Documents to which you are a party, and we are assuming (except as to legal conclusions) that the representations and warranties made by the Company (as to factual matters relevant to our opinion), and by you in the Purchase Agreement and pursuant thereto are true and correct and that you have fully performed all obligations which you are to perform at or prior to the consummation of the transactions contemplated by such agreement. We are also assuming that you are acquiring the Note, the Warrants, the Option and upon conversion or exercise thereof, will be acquiring the Conversion Shares for value, in good faith and without notice of any adverse claims within the meaning of the Uniform Commercial Code.

    The opinions expressed below are subject to the following qualifications:

    (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and secured parties, including, without limitation, federal, state or other laws regarding fraudulent transfers;

    (b) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

Tako Ventures, LLC
June 17, 1997
Page 3

    (c) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws; and

    (d) We express no opinion as to enforceability of indemnification provisions to the extent that the events giving rise to the indemnity arise in whole or in part from the unlawful or negligent acts of the indemnitee or where such indemnification is contrary to public policy;

    (e) We are members of the Bar of the State of California, and we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the Untied States of America and the laws of the State of California and the General Corporation Law of the State of Delaware (the "Delaware Statute"), and, to the extent that our opinion below related to matters governed by the law of the State of Delaware other than the Delaware Statute, we have assumed for purposes of this opinion that such law is the same in all relevant respects as the law of the State of California and have made no independent inquiry or confirmation thereof. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in reporting services presently available to us. With respect to opinions contained herein that rely upon underlying factual matters, we are relying on the Certificate and Declaration of the Company, dated on even date herewith (the "Certificate").

    Based upon and subject to the foregoing, and except as set forth in the Purchase Agreement or incorporated therein by reference, we advise you that in our opinion:

    1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

    2. The Company owns, directly or indirectly, all the outstanding shares of capital stock of each Subsidiary of the Company.

    3. The Company has all requisite corporate power and authority to (i) enter into the Purchase Agreement and the other Transaction Documents to which the Company is a party, (ii) sell and issue the Note, the Warrants and the Conversion Stock and (iii) consummate the transactions contemplated by the Purchase Agreement and the other Transaction Documents to which the Company is a party. The execution, delivery and performance of the Purchase Agreement and other Transaction Documents to which the Company is a party; the sale, issuance and delivery of the Note, Option, Warrants and upon conversion or exercise the Note, the Warrants and the Option in accordance with the terms thereof, the Conversion Stock; and the

Tako Ventures, LLC
June 17, 1997
Page 4


consummation of the transactions contemplated by the Purchase Agreement and other Transaction Documents to which the Company is a party have been duly and validly authorized by all necessary corporate action on the part of the Company. The Purchase Agreement, the Note, the Option, the Warrants and the other Transaction Documents to which the Company is a party have each been duly and validly executed and delivered by authorized officers of the Company and each constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

    4. The execution, delivery, performance and compliance with the terms of the Purchase Agreement and the other Transaction Documents to which the Company is a party and the issuance of the Note, the Option, the Warrants and upon conversion or exercise of the Note, the Warrants and the Option in accordance with the terms thereof, the Conversion Stock will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (a) any provision of the Restated Articles of Incorporation, as amended, or bylaws of the Company, or (b) any mortgage, note, indenture, deed of trust, lease or loan agreement known to us and which is material to the business of the Company, or (c) any other material agreement or instrument known to us and to which the Company or any of its Subsidiaries is a party or by which any of them is bound, which, in the cases of clauses (b) and (c), would result in a Material Adverse Effect on the Company.

    5. As of June 4, 1997, the authorized capital of the Company consisted of (a) 2,000,000 shares of Preferred Stock, par value $0.001 per share, none of which were issued or outstanding, and (b) 40,000,000 shares of Common Stock, par value $0.001 per share, of which 16,997,292 were issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. To our knowledge, as of the Note Closing Date, there are no outstanding options, warrants, rights (including conversion and preemptive rights or rights of first refusal), or other agreements to purchase capital stock of the Company, except for the transactions contemplated by the Purchase Agreement, and except for an aggregate of 4,205,402 shares subject to issued and outstanding warrants and 1,555,000 shares subject to options issued to officers, employees or directors of the Company.

    6. The certificates representing the Note and the Warrants deliverable at the Note Closing, have been duly and validly executed by the officers of the Company named thereon.

    7. The Note and the Warrants deliverable at the Note Closing and the Option have been duly authorized, and are validly issued, fully paid and nonassessable.

Tako Ventures, LLC
June 17, 1997
Page 5



    8. The Conversion Stock has been duly authorized and the Company has duly reserved the requisite number of shares of Common Stock that may be required for issuance under the Note, the Option and the Warrants. Upon such issuance in accordance with the terms of the Note, the Purchase Agreement, and the Warrants, as applicable, all such shares of Common Stock will be validly issued, fully paid and nonassessable.

    9. Based in part upon the representations of the Purchaser contained in the Purchase Agreement, the offer and sale of the Note, the Warrants and the Options pursuant to the terms of the Purchase Agreement, and the Conversion Stock pursuant to the terms of the Note, the Warrants and the Option, are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

    10. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Purchase Agreement and the other Transaction Documents at the Note Closing, except for any post-sale filings required to perfect any exemption from the registration or qualification requirement with respect to the Note, the Option or the Warrants under federal securities law or the California Corporate Securities Law of 1968, as amended, and the filings or submissions, if any, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    11. Except as listed in the Company Disclosure Schedule, to our knowledge, there is no action, suit, investigation or proceeding pending or threatened by any public official or governmental authority, against the Company or any Subsidiary or any of their respective properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which would, if decided adversely, have a Material Adverse Effect, and none which questions the validity of the Purchase Agreement or any of the Transaction Documents.

    This opinion is furnished to you solely for your benefit in connection with the issuance of the Note, the Option and the Warrants pursuant to the Purchase Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent.

                             Very truly yours,

                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation